EXHIBIT 10.58


           Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.




                             COLLABORATION AGREEMENT

                                 by and between

                                   SUGEN, INC.

                                       and

                          VISION PHARMACEUTICALS L.P.










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                                TABLE OF CONTENTS

                                                                            PAGE

1.   DEFINITIONS.............................................................  1

2.   SCOPE AND GOVERNANCE ...................................................  5

     2.1      Scope Of The Collaboration.....................................  5
     2.2      Research Management Committee..................................  5
     2.3      Research Management Committee Functions And Powers.............  6
     2.4      Information And Reports........................................  6
     2.5      RMC Dispute Resolution.........................................  6

3.   TARGET RESEARCH AND VALIDATION..........................................  6

     3.1      Testing and Validation of [  ] Target in Allergan Models.......  6
     3.2      Transfer of SUGEN Technology...................................  7
     3.3      Transfer of Allergan Technology................................  7
     3.4      Ocular Target Identification...................................  7
     3.5      Target Validation..............................................  7

4.   COMPOUND SCREENING AND SELECTION........................................  8

     4.1      Assay Development..............................................  8
     4.2      Screening To Identify Active Compounds.........................  8
     4.3      Further Investigation on Active Compounds......................  9
     4.4      Selection of Leads for Preclinical Investigation...............  9
     4.5      Selection of Drug Candidates...................................  9
     4.6      Substitution of Drug Candidate................................. 10
     4.7      Designation of Back-Up Compounds............................... 10
     4.8      Development of Drug Candidates................................. 11
     4.9      Product Development By SUGEN................................... 11
     4.10     Excluded Compounds............................................. 11

5.   LICENSE GRANTS; EXCLUSIVITY............................................. 12

     5.1      License Grants For Collaborative Research...................... 12
     5.2      Execution of Commercial License Agreement...................... 12
     5.3      Diligence Obligations; Grant Back.............................. 13
     5.4      Exclusivity.................................................... 13
     5.5      License Covenants.............................................. 14



                                       i.

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

6.   FEES AND PAYMENTS....................................................... 14

     6.1      Initial Research Payment....................................... 14
     6.2      Research Funding............................................... 14
     6.3      Milestone Payments To SUGEN.................................... 15
     6.4      Equity Investments............................................. 16

7.   INTELLECTUAL PROPERTY................................................... 16

     7.1      Ownership Of Technology........................................ 16
     7.2      Patent Prosecution............................................. 16
     7.3      Infringement................................................... 17
     7.4      Trademarks..................................................... 17
     7.5      Disclosure Of Inventions....................................... 17
     7.6      Cross-Licenses Regarding Compound Inventions................... 17

8.   REPRESENTATIONS AND WARRANTIES.......................................... 18

     8.1      Representations And Warranties................................. 18
     8.2      SUGEN Representations and Warranties........................... 18
     8.3      Disclaimer Concerning Technology............................... 19
     8.4      Disclaimer Concerning Library Compounds........................ 19

9.   CONFIDENTIALITY; PUBLICATION............................................ 19

     9.1      Confidentiality................................................ 19
     9.2      Authorized Disclosure.......................................... 20
     9.3      Publications................................................... 21

10.  TERM AND TERMINATION.................................................... 21

     10.1     Term Of The Agreement.......................................... 21
     10.2     Termination For Material Breach................................ 21
     10.3     Termination For Technical Failure.............................. 21
     10.4     Termination By Allergan Without Cause.......................... 22
     10.5     Accrued Rights, Surviving Obligations.......................... 22



                                       ii.

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

11.  INDEMNITY............................................................... 22

     11.1     Indemnification................................................ 22
     11.2     Control Of Defense............................................. 22

12.  GOVERNING LAW; DISPUTE RESOLUTION....................................... 23

     12.1     Governing Law.................................................. 23
     12.2     Legal Compliance............................................... 23
     12.3     Dispute Resolution............................................. 23
     12.4     Jurisdiction And Venue......................................... 23

13.  GENERAL PROVISIONS...................................................... 23

     13.1     Notices........................................................ 23
     13.2     Force Majeure.................................................. 24
     13.3     Entirety Of Agreement.......................................... 24
     13.4     Non Waiver..................................................... 24
     13.5     Disclaimer Of Agency........................................... 24
     13.6     Severability................................................... 24
     13.7     Affiliates; Assignment......................................... 25
     13.8     Headings....................................................... 25
     13.9     Limitation Of Liability........................................ 25
     13.10    Counterparts................................................... 25
     13.11    Public Disclosure.............................................. 25
     13.12    Guarantee...................................................... 25



                                      iii.

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                             COLLABORATION AGREEMENT

         THIS COLLABORATION AGREEMENT (the "Agreement") is entered into as of October 4, 1996 (the "Effective Date") by and between SUGEN INC., a Delaware corporation ("SUGEN") with its offices at 515 Galveston Drive, Redwood City, California 94063-4720, VISION PHARMACEUTICALS L.P., a Texas limited partnership ("Allergan") with offices at 2525 Dupont Drive, Irvine, CA 92623 and ALLERGAN, INC., a Delaware Corporation, solely as a guarantor of the performance under this Agreement by Vision Pharmaceuticals L.P.

                                    RECITALS

         WHEREAS, SUGEN is a leader in the research and discovery of signal transduction targets and the development of screening assays based on such targets, for the discovery of small molecules with activities that may be useful as human therapeutic drugs; and

         WHEREAS, SUGEN has developed screening assays based on tyrosine kinases
and phosphatases and serine-threonine kinases, including [            ], and has
identified and/or isolated several classes of compounds that are active inhibitors in such assays, which may be useful as drugs for treatment of conditions or diseases caused by or relating to neovascularization; and

         WHEREAS, Allergan is engaged in the research, development, marketing, manufacture and distribution of therapeutic and prophylactic products, particularly in the ophthalmic field, and has developed certain tissues and cell
lines that may be useful for identifying targets relating to [                 ]
neovascularization; and

WHEREAS, SUGEN and Allergan desire to enter into a collaborative relationship to
conduct research on signal transduction  targets,  including the [            ],
   that may be involved in modulating [              ] neovascularization and to
discover, develop, manufacture and market ophthalmology drug products, for use in treating or preventing ophthalmic diseases including macular degeneration, based upon inhibition of validated signal transduction targets; and

         WHEREAS, Allergan and SUGEN are also entering into a stock purchase agreement under which Allergan will purchase $4 million in SUGEN common stock, and may purchase an additional $3 million;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained in this Agreement, the parties agree as follows:

1.       DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "Active Compound" shall mean a chemical compound provided by SUGEN or Allergan or obtained from a third party for screening pursuant to Sections 4.2(a) and 4.2(b), that


                                       1.

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                                                CONFIDENTIAL TREATMENT REQUESTED

demonstrates the requisite activity levels in a Target Assay as determined by the RMC pursuant to Section 4.2(c), but excluding all Excluded Compounds.

         "Active Compound List" shall mean the list of Active Compounds described in Section 4.2(c), as updated from time to time during the Agreement.

         "Affiliate" shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include without limitation any company fifty percent (50%) or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock of a party.

         "Allergan  Biomaterials"  shall mean those [           ] identified  in
Exhibit A attached hereto, which Allergan owns or controls, as such Exhibit is amended from time to time.

         "Allergan Know-How" shall mean, to the extent useful in the Collaboration Field, tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that Allergan owns, controls or to which it has a license (with the right to sublicense) on the Effective Date, and any replication or any part of such information or material. The Allergan Biomaterials are included within the scope of "Allergan Know-How".

         "Allergan Patents" shall mean, to the extent useful in the Collaboration Field, all foreign and domestic: (a) patents issued or existing as of the Effective Date; and (b) patents issuing from patent applications that are pending as of the Effective Date (including provisionals, divisionals, continuations and continuations-in-part of such applications); and (c) substitutions, extensions, reissues, renewals and inventors certificates relating to the foregoing patents, which Allergan owns or controls or to which Allergan has a license (with the right to sublicense).

         "Allergan Technology" shall mean the Allergan Patents and Allergan Know-How.

         "Back-Up Compounds" shall have the meaning ascribed in Section 4.7.

         "Collaboration" shall mean the programs of collaborative research and development as described in Articles 2, 3 and 4.

         "Collaboration Field" shall mean the discovery, selection, synthesis, investigation, and preclinical and clinical development of drugs that, [
          ] of tyrosine kinases and tyrosine phosphatases and serine-threonine kinases, can treat or prevent human ophthalmic diseases.

         "Collaboration Know-How" shall mean any and all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that is (a) useful in the Licensed


                                       2.

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Field  and/or  that  relates  to  Active  Compounds,  and (b) that is in any way derived from or developed pursuant to activities undertaken by either party or, to the extent a party is legally free to do so, such party's consultants or collaborators, in the conduct of the Collaboration, and any replication or any part of such information or material.

         "Collaboration Patents" shall mean all foreign and domestic patents (including substitutions, extensions, reissues, renewals and inventors certificates relating thereto) that issue from patent applications (including provisionals, divisionals, continuations and continuations-in- part of such applications) that claim inventions in the Collaboration Know-How and that are filed by or on behalf of one or both of the parties hereto.

         "Collaboration Technology" shall mean the Collaboration Patents and the Collaboration Know-How.

         "Compound Invention" shall have the meaning ascribed in Section 7.1.

         "Confidential Information" shall mean all information, inventions, know-how or data disclosed by a party to the other pursuant to this Agreement including, without limitation, manufacturing, marketing, financial, personnel, scientific and other business information and plans, and the material terms of this Agreement, whether in oral, written, graphic or electronic form.

         "Derivative Compound" shall mean a compound that is an analog, homolog, or isomer of an Active Compound, resulting from Allergan's or its Affiliate's activities during the Term of the Agreement, whether made under an analoging program, or a chemical synthesis program based on structure-function relationships, or otherwise.

         "Drug Candidate" shall mean the Active Compound selected as a Drug Candidate by Allergan pursuant to Section 4.5 for clinical development, or the substitute for any such compound as designated under Section 4.6.

         "Excluded Compound" shall have the meaning ascribed in Section 4.10.

         "GLP Tox" shall mean toxicology studies carried out in accordance with Good Laboratory Practice, as described in 21 C.F.R. ss. 312 as revised, or the European equivalent.

         "Grant-Back License" shall have the meaning ascribed in Section 5.3.

         "IND" shall mean an Investigational New Drug Application filed with the United States Food and Drug Administration, or the equivalent application or filing necessary to commence human clinical trials in another country, as applicable.

         "License Agreement" shall mean the agreement, substantially in the form attached to this Agreement as Exhibit B, pursuant to which SUGEN will grant to Allergan an exclusive, world-wide, royalty-bearing, sublicensable license to make, have made and develop Drug


                                       3.

Candidates and/or Back-Up Compounds for use in the Licensed Field and to make, have made, use, sell and offer for sale approved pharmaceutical products containing a Drug Candidate or Back-Up Compound.

         "Licensed Field" shall mean the discovery, development, manufacture, use, marketing and sale of drugs for the treatment or prevention of ophthalmic diseases.

         "NDA" shall mean a New Drug Application filed with the United States Food and Drug Administration, or the equivalent community application filed in the European Union, or the equivalent application filed as a national application in Japan, the United Kingdom, France, Germany, Spain or Italy.

         "Regulatory Approval" shall mean any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of any country, federal, state or local regulatory agency, department, bureau or other government entity that is necessary for the manufacture, use, storage, import, transport and/or sale of a pharmaceutical product containing a Drug Candidate or Back-Up Compound in a country.

         "Research Management Committee" or "RMC" shall mean the committee formed pursuant to Section 2.2.

         "Research Plan" shall mean the plan for conducting the research under the Collaboration, as amended from time to time by the RMC, which plan including all amendments shall be attached to the Agreement as Exhibit E.

         "Research Term" shall mean the three (3) years following the Effective Date or, subject to negotiation and agreement by the parties of terms therefor, such longer period as the parties may agree.

         "Restricted Compounds" shall have the meaning assigned to it in Section 4.4.

         "SUGEN Know-How" shall mean, to the extent useful in the Licensed Field, tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that SUGEN owns, controls or to which it has a license (with the right to sublicense) on the Effective Date, and any replication or any part of such information or material.

         "SUGEN Library" shall mean the collection of synthetic small molecule and natural product extract compounds (a) that are owned by SUGEN on the Effective Date or at any time during the Research Term, or (b) as to which SUGEN has access and the right to sublicense from third parties.

         "SUGEN Patents" shall mean, to the extent useful in the Licensed Field, all foreign and domestic: (a) patents issued existing as of the Effective Date; and (b) patents issuing from patent applications that are pending as of the Effective Date (including provisionals, divisionals,


                                       4.

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                                                CONFIDENTIAL TREATMENT REQUESTED

continuations and continuations-in-part of such applications); and (c) substitutions, extensions, reissues, renewals and inventors certificates relating to the foregoing patents, which SUGEN owns or controls or to which SUGEN has a license (with the right to sublicense). SUGEN Patents existing as of the Effective Date include the patents and applications listed in Exhibit C attached hereto.

         "SUGEN Technology" shall mean the SUGEN Patents, SUGEN Know-How, the SUGEN Library and, to the extent SUGEN is free to grant licenses hereunder, patents or know-how owned or controlled by SUGEN covering compounds in the SUGEN Library, methods of use or biological assays to the extent useful in the Licensed Field and acquired after the Effective Date.

         "Target Assays" shall have the meaning assigned to it in Section 4.1.

         "Term of the Agreement" shall have the meaning assigned to such phrase in Article 10.

         "Validated Target" shall mean a signal transduction target, selected from the group of tyrosine kinases and tyrosine phosphatases and
serine-threonine  kinases,  that has been  determined by the RMC to be [       ]
where inhibition of target function in in vitro and in vivo models lead to effective inhibition of pathophysiology.

2.       SCOPE AND GOVERNANCE

         2.1 Scope Of The Collaboration. The parties hereby agree to establish and conduct, during the Research Term, a collaborative research program in the Collaboration Field. The initial Research Plan for conducting such research program is attached hereto as Exhibit E. The parties will collaborate in identifying and validating signal transduction targets, developing and using screens based on such targets to identify, discover and/or synthesize Active Compounds, and performing such preclinical studies as are necessary in order for Allergan to select Drug Candidates for clinical development into pharmaceutical products.

         2.2 Research Management Committee. Promptly after the Effective Date, the parties will form a Research Management Committee ("RMC") comprised of [ ] representatives of each of SUGEN and Allergan. One member of the RMC shall be selected to act as the chairperson of the RMC, with each chairperson acting for a term of twelve (12) months. The chairperson shall be selected alternately by Allergan and SUGEN, and Allergan shall designate the first chairperson. The RMC shall determine the specific goals for the Collaboration, shall manage the ongoing research and preclinical investigations conducted under the Collaboration, and will monitor the progress and results of such work. All decisions of the RMC shall be unanimous. The RMC shall meet on a quarterly basis or at such other frequency as the RMC agrees. The parties shall agree upon the time and place of meetings, substitutions and qualifications of RMC members, and other similar matters. Within thirty (30) days after each meeting, the RMC chairperson will provide the parties with a written report describing, in reasonable detail, the status of the Collaboration, a summary of the results and progress to


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                                                CONFIDENTIAL TREATMENT REQUESTED

date, the issues requiring resolution, and the agreed resolution of previously reported issues. A reasonable number of additional representatives of a Party may attend meetings of the RMC in a non-voting capacity.

         2.3 Research Management Committee Functions And Powers. The Research Management Committee shall encourage and facilitate ongoing cooperation between the parties, establish, update and review the Research Plan and other plans for accomplishing the Collaboration goals, allocate tasks and coordinate activities required to perform the Collaboration, monitor progress of the Collaboration and the parties' diligence in carrying out their responsibilities thereunder, oversee the conduct of all patent matters, and carry out the other duties and responsibilities described for it in this Agreement. In addition, the RMC shall establish criteria for and designate Validated Targets under Section 3.5, designate the activity levels in Target Assays that should be demonstrated by a particular compound screened in the Target Assay for such compound to be deemed an Active Compound pursuant to Section 4.2(c), establish additional criteria, if needed, for selecting Back-Up Compounds, and review and approve the designation of Back-Up Compounds under Section 4.7.

         2.4 Information And Reports. Except as otherwise provided, the parties will make available and disclose to one another all results of the work conducted pursuant to the Collaboration prior to and in preparation for RMC meetings, in the form and format to be designated by the RMC.

         2.5 RMC Dispute Resolution. If the RMC is unable to decide or resolve an issue unanimously, the issue shall be referred to the Executive Vice President of Product Development of SUGEN and the Corporate Vice President of Science and Technology of Allergan, who shall not be members of the RMC. Such officers of the parties will meet promptly thereafter and shall negotiate in good faith to resolve such issue. If they cannot resolve the issue within thirty
(30) days of commencing such negotiations, the issue shall be resolved as provided in Section 12.3.

3.       TARGET RESEARCH AND VALIDATION

         3.1 Testing and Validation of [           ] Target in Allergan  Models.
Promptly after the Effective Date, SUGEN shall provide to the RMC a list of compounds from the SUGEN Library that represent lead structures with varying specificities in SUGEN assays. Such list shall provide the structures and properties of such compounds. The RMC shall select up to [ ] such compounds to test in Allergan's ocular models. SUGEN shall provide Allergan with at least
[                                      ] of each such selected compound based on
activity levels supporting  dosing of [                ] per day, solely for the
purpose of testing hereunder. Allergan shall test such compounds in Allergan's ocular disease models in accordance with the Research Plan, to evaluate SUGEN's
[               ] compounds for efficacy, and to develop, where appropriate,  an
[                 ]. Allergan understands  that such  SUGEN  compounds  provided under this Section 3.1 may constitute Excluded Compounds that are not available for selection as Active Compounds under Section 4.2(c).


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                                                CONFIDENTIAL TREATMENT REQUESTED

         3.2 Transfer of SUGEN Technology. Commencing promptly after the Effective Date, and from time to time thereafter, SUGEN will transfer to Allergan such of the SUGEN Patents and SUGEN Know-How as is reasonably necessary to enable Allergan to perform the Collaboration research hereunder in accordance with the Research Plan. During the Term of the Agreement, SUGEN will provide Allergan with reasonable technical assistance relating to the use of such SUGEN Know-How and the practice of such SUGEN Patents in the Collaboration Field, solely to the extent permitted under the licenses granted to Allergan herein. In addition, SUGEN will provide to Allergan, prior to Allergan commencing the testing under Section 3.1, the results of SUGEN's prior screening of SUGEN
compounds in SUGEN's [           ] assays, with  respect to a reasonable  number
of compounds that demonstrated significant activity in such assays, including those compounds on the list provided by SUGEN to the RMC.

         3.3 Transfer of Allergan Technology. Commencing promptly after the Effective Date, Allergan will transfer to SUGEN on an ongoing basis such reasonable quantities of the Allergan Biomaterials as are needed to enable SUGEN to perform the Collaboration research in accordance with the Research Plan, and shall disclose to SUGEN such of the Allergan Know- How and Allergan Patents as is reasonably necessary to enable SUGEN to perform the Collaboration research hereunder in accordance with the Research Plan. During the Collaboration, Allergan will provide SUGEN with reasonable technical assistance relating to the use of such Allergan Know-How and the practice of the Allergan Patents in the Collaboration Field, solely to the extent permitted under the licenses granted to SUGEN herein.

         3.4 Ocular Target Identification. SUGEN shall perform research in accordance with the Research Plan on the Allergan Biomaterials, including without limitation an [
           ] in such Allergan Biomaterials, utilizing the SUGEN Technology and Allergan Technology as needed. SUGEN shall report the results of such research promptly to the RMC. Allergan shall cooperate with SUGEN in performing such research and target identification activity, as provided in the Research Plan.

         3.5 Target Validation. Following the identification of signal transduction targets as specified in Section 3.4, the parties will cooperate and work to validate such identified targets as set forth in the Research Plan. The parties will seek to establish in in vitro and in vivo models whether [

                              ]  If such activity can be demonstrated,  based on
criteria established by the RMC, the target will generally be considered to be validated, although the RMC shall determine, in good faith, whether the target in question is deemed a Validated Target for purposes of this Agreement. Upon the identification of a Validated Target, the parties shall proceed as provided in Article 4 to develop Target Assays based on such Validated Target, to screen appropriate compounds from the SUGEN Library and other compounds reasonably submitted by Allergan for screening, if any, against such assays, to identify Active Compounds, and to select certain Active Compounds for further investigation hereunder.



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                                                CONFIDENTIAL TREATMENT REQUESTED

4.       COMPOUND SCREENING AND SELECTION

         4.1 Assay Development. Upon the selection by the RMC of a specific signal transduction target as a Validated Target, SUGEN will use reasonable efforts in accordance with the Research Plan to develop [ ] assays based upon such Validated Target (the "Target Assays"). It is understood that as of the Effective Date, SUGEN has already developed certain assays based on
the [         ] target,  which  assays  shall be  deemed  Target  Assays  if the
[        ] target is determined to be a Validated Target. All such Target Assays will be optimized for efficient screening of the compounds to determine [
                                     ] of compounds, in order to identify Active
Compounds. During the Research Term, SUGEN shall continue to develop and improve the Target Assays. Allergan shall cooperate with SUGEN as reasonable in developing such Target Assays.

         4.2      Screening To Identify Active Compounds.

                  (a) Compounds for Screening. During the Research Term, SUGEN will make the compounds in the SUGEN Library (but excluding the Excluded Compounds) available for screening in the Target Assays on a blinded basis. The RMC may also select for screening appropriate Derivative Compounds made, identified or acquired during the Research Term and compounds reasonably proposed for screening by Allergan. In addition, the RMC may agree to obtain from third parties rights to screen compounds owned or controlled by such parties; provided, however, that if there would be any amounts payable to such third party for screening such compounds or making, using or selling products containing such compounds, no such third party compounds will be screened without the consent of both parties.

                  (b) Screening. SUGEN shall use reasonable efforts to conduct the screening in the appropriate Target Assays of all compounds made available by SUGEN or selected for screening under Section 4.2(a), in accordance with the Research Plan. The primary goal of the screening is to determine the activity of such selected compounds to identify Active Compounds. If so directed by the RMC, SUGEN shall also use reasonable efforts to obtain additional data from screening
of compounds relating to [        ] of compounds.  In addition to the foregoing,
SUGEN has already  screened  numerous  compounds  in the  [        ]  assays and
identified certain compounds from the SUGEN Library as active in such assays. If
the [        ] target is a Validated Target, SUGEN will provide the RMC with the results of such screening which have not previously been provided.

                  (c) Identification of Active Compounds. Promptly after completing the screening of a batch of compounds under this Section 4.2 in the appropriate Target Assays, SUGEN will provide to the RMC the results of such screening. The RMC will review such Target Assay results promptly after receipt and will determine which of the screened compounds meet the requirements established by the RMC for identification as Active Compounds. Upon identifying Active Compounds, the RMC shall add such compounds to the list of all Active Compounds, which shall be maintained by the RMC, and shall forward the updated list to each party. SUGEN will promptly provide to the RMC any information in SUGEN's possession regarding the chemical structure and properties of Active Compounds.


                                       8.

                                                CONFIDENTIAL TREATMENT REQUESTED

         4.3 Further Investigation on Active Compounds. From time to time as appropriate during the Research Term, with the goal of promptly identifying appropriate Active Compounds for preclinical work under Section 4.4 in accordance with the Research Plan, the RMC will select specific Active Compounds that appear the most promising in the Licensed Field for testing in Allergan's
[             ] models and/or in such other tests or  investigations  as the RMC deems  appropriate.  Promptly after such  selection,  Allergan will conduct such
[             ] model or other  appropriate  testing  required by the RMC on the selected Active Compounds. SUGEN shall assist the RMC in making such determination, at its request, by performing on selected Active Compounds, as appropriate, further specificity determination, in vitro and in vivo potency and safety evaluation, and initial in vivo assessment, as provided in the Research Plan. Allergan and SUGEN shall promptly provide to the RMC the results of all work either party performs pursuant to this Section 4.3.

         4.4 Selection of Leads for Preclinical Investigation. For each Validated Target, Allergan shall select and the RMC shall approve and prioritize up to [ ] Active Compounds with activity against such Validated Target that are most promising for preclinical investigation by Allergan. At the time of such approval of selected compounds, such compounds shall be designated as "Restricted Compounds," provided that such compounds have not been previously designated as Excluded Compounds under Section 4.10. From time to time thereafter the RMC may designate additional Active Compounds as "Restricted Compounds", or remove such designation from previously designated Active Compounds, so long as the total number of such Restricted Compounds with respect to a particular Validated Target shall not exceed [
     ] at any time. Allergan shall use reasonable efforts to conduct, at its expense, all preclinical testing and investigations necessary for Allergan to select appropriate Active Compounds to designate as Drug Candidates for further development. Such further development may include, at Allergan's reasonable discretion, medicinal chemistry to optimize lead compounds, selection or synthesis of Derivative Compounds, GLP Tox studies, formulation and process development, animal testing and other preclinical pharmaceutical development necessary to prepare and file an IND. Except as provided in Section 3.1, Allergan will be responsible for providing at its own expense the supply of all Drug Candidates and Back-Up Compounds necessary for preclinical and clinical development under Sections 4.3 and 4.4 worldwide. Allergan shall provide promptly to the RMC the results of all work it performs pursuant to this Section
4.4. Allergan shall use reasonable efforts to conduct such investigations in order to select a Drug Candidate as soon as practicable. From the date upon which each Restricted Compound is designated hereunder until the date that is
[       ] months following such date of designation, but not later than [      ]
months after the end of the Research Term, SUGEN will not grant any license to a third party under its interest in the Restricted Compound or designate such
compound as an Excluded Compound.  However,  such [        ] month period may be
extended with respect to a particular  Restricted Compound by an amount of time,
not to exceed in any event [            ],  equivalent  to the amount of time in
excess of [           ] that was required by Allergan  to obtain  supply of such
Restricted  Compound  as  necessary  for Allergan to conduct testing hereunder.

         4.5 Selection of Drug Candidates. With respect to each Validated Target, Allergan shall have the right to select, by written notice to SUGEN and the RMC, an Active Compound


                                       9.

                                                CONFIDENTIAL TREATMENT REQUESTED

that is active in the Target Assays for such target as the Drug Candidate for clinical development. Allergan shall also designate the Back-Up Compounds with respect to such specified Drug Candidate, as provided in Section 4.7. Upon selection of such Drug Candidate and Back-Up Compounds, Allergan shall have a period of [ ] days after the date of such notice to conduct an investigation to determine whether there exist any third party patent rights that may be infringed by the manufacture, use or sale of such selected Drug Candidate, or whether patent protection can be obtained on such Drug Candidate. If in such period Allergan reasonably determines that there is a risk of infringement of a third party's patent rights by the manufacture, use or sale of such Drug Candidate, or that valid patents will not be obtained which cover such selected Drug Candidate, Allergan may by written notice to SUGEN and the RMC delivered prior to the end of such period withdraw such selection and such Active Compound shall no longer be a Drug Candidate. Allergan shall use commercially reasonable efforts to select a Drug Candidate active with respect to each Validated Target prior to the end of the Research Term. Such commercial reasonableness shall include consideration of all Collaboration activities being conducted by Allergan hereunder. Promptly after the first selection of a Drug Candidate and Back-Up Compounds therefor hereunder, the parties shall enter into the License Agreement with respect to the Drug Candidate and the Back-Up Compounds therefor. The License Agreement shall be amended to identify any additional Drug Candidate and Back-Up Compounds selected for any other Validated Target as permitted under this Section 4.5, and to reflect any substitution of a Drug Candidate and Back-Up Compound(s) as permitted in Sections 4.6 and 4.7.

         4.6 Substitution of Drug Candidate. In the event that, during the Term of the Agreement, Allergan determines, based on its good faith and commercially reasonable judgment, that neither a Drug Candidate designated under Section 4.5 nor any of its Back-Up Compounds can be demonstrated with reasonable effort and expense to be safe and effective in the Licensed Field, then Allergan may give SUGEN written notice, prior to the end of such period, that it elects to relinquish all rights to such Drug Candidates and Back-Up Compounds. Upon such notice, all such compounds shall lose their designation as Drug Candidates and Back-Up Compounds and shall no longer be subject to the License Agreement. Promptly after such notice, but in any event prior to the end of the Term of the Agreement, Allergan may select from the Active Compounds, by giving written
notice to SUGEN and the RMC, a substitute  Drug  Candidate and up to [         ]
Back-Up Compounds  for such Drug  Candidate;  provided,  however,  that Allergan may not select as such Drug Candidate any Excluded Compound. With respect to such designated substitute Drug Candidate, Allergan shall have the same
[           ] day period of intellectual  property review as provided in Section
4.5 above. After such period, provided that Allergan has not withdrawn such designation during the period, the parties shall amend the License Agreement to identify such newly-designated Drug Candidate, and the Back-Up Compounds that are designated under Section 4.7 with respect to such new Drug Candidate.

         4.7 Designation of Back-Up Compounds. Promptly after Allergan designates a Drug Candidate as provided in Section 4.5 or 4.6, Allergan shall
designate in writing to the RMC a set of up to [         ] Active Compounds (but
excluding any Excluded Compound) that are isomers, analogs or homologs of such Drug Candidate to be the designated back-up compounds thereto ("Back-Up Compounds"). The RMC shall review such designation to assure, using


                                       10.

                                                CONFIDENTIAL TREATMENT REQUESTED

reasonable discretion, that such designated compounds are isomers, analogs or homologs of the designated Drug Candidate and that such Back-Up Compounds meet any additional criteria that may be established by the RMC for selection as Back-Up Compounds. From time to time during the Term of the Agreement, Allergan may substitute, for an existing Back-Up Compound within such set, a different Active Compound (but excluding any Excluded Compounds) that is an isomer, analog
or homolog of the relevant Drug Candidate. Allergan may make [            ] such
substitutions with respect to a particular set of Back-Up Compounds during the Research Term. Any such substitutions which Allergan proposes to make after the Research Term are subject to SUGEN's approval, which approval shall not be unreasonably withheld.

         4.8 Development of Drug Candidates. As described in Article 3 of the License Agreement, Allergan shall have the sole responsibility for conducting clinical development of Drug Candidates and/or Back-Up Compounds, with the goal of obtaining Regulatory Approval of pharmaceutical products containing a Drug Candidate or Back-Up Compound. Once every [ ], Allergan shall provide SUGEN a written report summarizing the results and progress of Allergan's efforts on the Drug Candidates and Back-Up Compounds, including preclinical investigations
and clinical trials. In addition, at least every [          ] Allergan will meet
with SUGEN to discuss such results and efforts, and shall give reasonable consideration to any comments or suggestions from SUGEN.

         4.9 Product Development By SUGEN. Subject to Section 5.4 and the limitations in this Section, SUGEN shall have the right, but not the obligation, to develop, either alone or with others, any Active Compounds (excluding compounds owned solely by Allergan). For so long as any Active Compound is designated as a Drug Candidate or a Back-Up Compound, SUGEN shall not license such Drug Candidate or Back-Up Compound therefor to any Third Party, and SUGEN shall not itself develop such compound outside the Collaboration, provided, however, that SUGEN shall retain the right to use such Drug Candidate or Back-Up Compound solely for internal research purposes.

         4.10 Excluded Compounds. An "Excluded Compound" shall be any compound in the SUGEN Library that meets one of the following criteria:

                  (a) the compound is listed on Exhibit D attached hereto as of the Effective Date;

                  (b) the compound is selected by a corporate partner of SUGEN as a lead candidate for preclinical and clinical development, prior to selection by Allergan of such compound as a Drug Candidate or Back-up Compound, and based on such selection the corporate partner makes, within a reasonable time after the selection, a significant economic payment to SUGEN and commits to use diligence in such efforts, at least comparable to the economic and diligence commitments of Allergan hereunder and under the License Agreement when Allergan selects a Drug Candidate, unless such compound at the time of such selection by the corporate partner is designated as a Restricted Compound;



                                       11.

                                                CONFIDENTIAL TREATMENT REQUESTED

                  (c) the compound is a member of a set of up to [ ] compounds that are isomers, analogs or homologs of a compound that meets the criteria of subsection (b) above, which set of compounds are designated by the relevant corporate partner as back-up compounds to such compound selected as provided in subsection (b);

                  (d) the compound is selected by SUGEN as a lead candidate for preclinical and clinical development, prior to selection by Allergan of such compound as a Drug Candidate or Back-up Compound, and SUGEN commits and continues to expend a significant amount of resources on the diligent preclinical and clinical development of such compound (or back-ups selected as provided in subsection (e) below), unless such compound at the time of such selection by SUGEN is designated as a Restricted Compound;

                  (e) the compound is a member of a set of up to [ ] compounds that are isomers, analogs or homologs of a compound that meets the criteria of subsection (d) above, which set of compounds are designated by SUGEN as back-up compounds to such compound selected by SUGEN as provided under subsection (d); or

                  (f) SUGEN has granted an exclusive license to the compound for commercialization purposes to Zeneca or to Asta Medica under the terms of the applicable collaboration agreement between SUGEN and such corporate partner as in effect on the Effective Date, unless such compound is at such time designated as a Restricted Compound, a Drug Candidate, or Back-Up Compound.

5.       LICENSE GRANTS; EXCLUSIVITY

         5.1      License Grants For Collaborative Research.

                  (a) Grant by SUGEN. SUGEN hereby grants to Allergan, during the Term of the Agreement, a nonexclusive, worldwide, non-transferable, royalty-free license under the SUGEN Technology and SUGEN's interest in the Collaboration Technology, subject to the terms of this Agreement, solely to the extent necessary or appropriate to carry out Allergan's research and preclinical development responsibilities under the Collaboration.

                  (b) Grant by Allergan. Allergan hereby grants to SUGEN, during the Term of the Agreement, a nonexclusive, worldwide, non-transferable, royalty-free license under the Allergan Technology and Allergan's interest in the Collaboration Technology, subject to the terms of this Agreement, solely to the extent necessary or appropriate to carry out SUGEN's research responsibilities under the Collaboration.

         5.2 Execution of Commercial License Agreement. Promptly after selection of the first Drug Candidate, but in any event prior to the filing of an IND by Allergan for such compound, SUGEN and Allergan shall enter into the License Agreement with respect to such Drug Candidate and Back-Up Compounds therefor for development in the Field (as defined in the License Agreement). Each such Drug Candidate and Back-Up Compound shall be listed in an exhibit to the License Agreement, which exhibit shall be amended from time to time as


                                       12.

                                                CONFIDENTIAL TREATMENT REQUESTED

necessary to maintain a current list of such Drug Candidates and Back-Up Compounds selected for development.

         5.3 Diligence Obligations; Grant Back. If Allergan does not enter into a License Agreement with SUGEN with respect to a Drug Candidate and Back-Up
Compounds  therefor prior to the earlier of [                                  ]
or the [ ] anniversary of the Effective Date (or such further period as the parties may agree, if any), then, provided that such failure to enter the License Agreement in such time frame was not directly caused by SUGEN's material breach of its obligations under the Agreement, the Agreement shall terminate and the parties shall enter into a license agreement under which Allergan grants to SUGEN a fully paid, exclusive, worldwide license, with the right to sublicense, under all Allergan's interest in the Collaboration Technology to make, use and sell Active Compounds (excluding any compounds owned solely by Allergan) for use within the Licensed Field (the "Grant-Back License"). In addition to the foregoing, in the event that Allergan does not file an IND covering a Drug Candidate or Back-Up Compound by the [ ] anniversary of the Effective Date, then, provided that such failure to file the IND in such time frame was not directly caused by SUGEN's material breach of its obligations under the Agreement, this Agreement shall terminate, and Allergan and SUGEN will promptly enter into the Grant-Back License. In the event that the Agreement terminates pursuant to this Section 5.3, then in addition Allergan covenants that, for a period of [ ] years after the Term of the Agreement, Allergan shall not make, use or sell any Active Compounds (excluding Active Compounds owned solely by Allergan) for use in the Licensed Field, and shall not make, use or sell any Active Compounds owned solely by Allergan for use in treating or preventing human ophthalmic neovascular disease. SUGEN agrees that in the event Allergan fails to enter into the License Agreement with SUGEN or to file an IND covering a Drug Candidate in such time period as provided above for any reason, termination of this Agreement in respect of such failure, the execution of such Grant-Back License and the granting of the above covenant by Allergan shall be SUGEN's sole and exclusive remedies for such failure.

         5.4      Exclusivity.

                  (a) SUGEN acknowledges and agrees that it will not collaborate with, or grant licenses under its interest in the Collaboration Technology or the Active Compounds to, third parties, or conduct research, development or commercialization except pursuant to this Agreement and the License Agreement:
(i) during the Research Term in the [        ], (ii) after the Research Term and
until expiration of the Term of the Agreement, as to the use of any Validated Target for the discovery, identification, development, and/or commercialization of products useful in the [ ], and (iii) after the Term of Agreement, as to the use of any Validated Target for the discovery, identification, development, and/or commercialization of products useful in the [ ] (as defined in the License Agreement) pursuant to the License Agreement.



                                       13.

                                                CONFIDENTIAL TREATMENT REQUESTED

                  (b)  Allergan   acknowledges  and  agrees  that  it  will  not
collaborate with, or grant licenses under its interest in Collaboration Technology or the Active Compounds to, any third parties, or conduct research, development or commercialization except pursuant to this Agreement and the License Agreement: (i) during the Term of Agreement in the [
      ], and (ii) during the term of the License Agreement with respect to the use of any Validated Target for the discovery, identification, development, and/or commercialization of products useful in the [ ] provided that Allergan shall be permitted to sublicense as permitted in the License Agreement or otherwise collaborate as necessary to commercialize Drug Candidates or Back-Up Compounds as contemplated herein and under the License Agreement.

         5.5      License Covenants. Allergan covenants that, for the  longer of
the term of the License Agreement or the Term of the Agreement plus [          ]
neither Allergan, nor any of its Affiliates, shall develop or commercialize any Active Compounds or any Derivative Compound thereof for use in the [
                                                                               ]
except pursuant to the terms of this Agreement and the License Agreement. Allergan further covenants that, for the Term of the Agreement plus [ ] neither Allergan, nor any of its Affiliates, shall prepare any derivatives, analogs or other chemical modifications of the Active Compounds in the SUGEN Library except as permitted under the terms of this Agreement, but excluding any compounds (i) owned by Allergan as of the Effective Date, (ii) in the public domain or known to Allergan prior to disclosure of such Active Compound by SUGEN to Allergan, or
(iii) independently developed by Allergan without use of any SUGEN Technology, as demonstrated by Allergan's written documents. Allergan covenants that in any sublicense agreement entered into by Allergan or its Affiliate that grants rights under the rights granted by SUGEN in the License Agreement, Allergan shall impose on such sublicensee the same restrictions as are imposed on Allergan and its Affiliates in this Section 5.5.

6.       FEES AND PAYMENTS

         6.1      Initial Research Payment.  [                                 ]
Allergan shall pay SUGEN an initial research payment of $2.0 million for research efforts in the Collaboration Field prior to the Effective Date.

         6.2 Research Funding. Allergan agrees to pay SUGEN, on a quarterly basis in advance, payable no later than the [ ] day of the quarter, amounts pursuant to the research budget established by the RMC to support SUGEN's research and screening efforts under the Collaboration. Such amounts shall not
exceed a total of [          ] on an annualized basis prior to the date when the
parties have identified a Validated Target. Commencing in the first calendar quarter after the first designation of a Validated Target by the RMC, the funding provided by Allergan shall equal on an annualized basis [ ] per year for the balance of the Research Term, subject to SUGEN providing the RMC, and the RMC approving, a workplan that supports such funding. The first and last quarter's payments hereunder shall be pro rated, with the first quarter payment
due [     ] days after the Effective Date.


                                       14.

                                                CONFIDENTIAL TREATMENT REQUESTED

         6.3 Milestone Payments To SUGEN. With respect to Validated Targets, and all Drug Candidates with activity in the Target Assays based on such Validated Targets, Allergan will pay to SUGEN the milestone payment in the amounts listed below, within [ ] business days after the occurrence of the following events:

--------------------------------------------------------------------------------
MILESTONE EVENT                                            AMOUNT OF PAYMENT
--------------------------------------------------------------------------------
(1)    [                                           ]        [       ]
--------------------------------------------------------------------------------
(2)    [                                                    [       ]


                           ]
--------------------------------------------------------------------------------
(3)    [                                                    [       ]


               ]
--------------------------------------------------------------------------------
(4)    [                                                    [       ]

                 ]
--------------------------------------------------------------------------------
(5)    [                                                    [       ]
                                    ]
--------------------------------------------------------------------------------
(6)    [                                                     [       ]
                                          ]
--------------------------------------------------------------------------------

         The  milestone  payments  for  milestone  [     ] are payable [
                                                                               ]
With  respect to a  particular  Validated  Target,  the  milestone  payments for
milestones  [     ]  are  payable the [                               ]  occurs;
provided, however, that if there is approval of an NDA for a product containing a Drug Candidate or Back-Up Compound thereof, and thereafter Allergan [
                                                      ]  thereof,  then Allergan
will pay SUGEN for  milestones  [     ]  with  respect  to [
                             ] thereof within [     ] business days after filing
an NDA on such different Drug Candidate or Back-Up Compound  thereof,  and shall
pay SUGEN for milestone  [     ] with respect to [
        ] thereof, if it occurs.

         In the  event  that,  with  respect  to  the  first  Validated  Target,
milestones [     ] all occur in 1998, then Allergan may [
                    ]

         As provided in Section 4.3 of the License Agreement, Allergan will have certain rights to credit against royalties otherwise due SUGEN an amount equal
to [     ] of the sum of


                                       15.

                                                CONFIDENTIAL TREATMENT REQUESTED

all milestone payments it has paid to SUGEN hereunder with respect to milestones
[     ] with respect to that Drug Candidate or Back-Up Compound.

         6.4      Equity Investments.

                  (a) Pursuant to the terms of the Stock Purchase Agreement between the parties, Allergan is agreeing to purchase from SUGEN, and SUGEN is agreeing to sell and issue, $4.0 million in SUGEN common stock, at a purchase price of $20.88 per share.

                  (b) Pursuant to the terms of the Stock Purchase Agreement, Allergan may purchase stock of SUGEN equivalent to $3.0 million at the offering price in the next offering; however, Allergan shall be under no obligation to purchase any or all of such securities.

                  (c) Notwithstanding anything in this Agreement to the contrary, in the event Allergan fails to purchase, or make a bona fide offer to purchase, SUGEN securities as provided in the Stock Purchase Agreement, SUGEN shall have the right to terminate this Agreement immediately upon written notice to Allergan.

7.       INTELLECTUAL PROPERTY

         7.1 Ownership Of Technology. Inventorship with respect to inventions made pursuant to work carried out under the Collaboration shall be determined in accordance with United States rules of inventorship. Except as provided below,
each party shall own solely all inventions made [          ] made hereunder. All
inventions (the "Compound Inventions") made by or on behalf of Allergan comprising compounds that are isomers, analogs or homologs of an Active Compound unless such compound is (i) in the public domain or known to Allergan prior to disclosure of such Active Compound by SUGEN to Allergan, or (ii) independently developed by Allergan without use of the SUGEN Technology, as shown by written documents of Allergan, and all intellectual property rights with respect to such inventions, shall be [ ] subject to the cross-licenses in Section 7.6 below. Any assignments necessary to accomplish the foregoing are hereby made and Allergan agrees to execute such further documents as may be reasonably requested by SUGEN with respect thereto.


         7.2 Patent Prosecution. Allergan Patents and SUGEN Patents, and applications therefore, shall be prosecuted and maintained by [
                                     ] provided, however, that the parties shall
consult with and consider the comments of the RMC with respect to the prosecution of applications for [
                ] Collaboration Patents for inventions owned by one party pursuant to Section 7.1 above shall be prosecuted and maintained by the [
                        ]  Except as provided below, [                   ] shall
be responsible for filing and prosecuting applications for, and maintaining, jointly owned Collaboration Patents, using counsel of its choice, throughout the
world.  [            ] shall reimburse [      ] for one-


                                       16.

                                                CONFIDENTIAL TREATMENT REQUESTED

half of all expenses [ ] incurs for filing applications for, and maintenance of, such jointly-owned Collaboration Patents world wide. For jointly-owned Collaboration Patents that claim inventions relating primarily to the [
             ] shall be responsible,  at its expense subject to reimbursement as provided below, for prosecuting applications for, and maintaining, such patents, using counsel of its choice, throughout the world. As provided in Section 4.5 of the License Agreement, if a Licensed Product is commercially sold, [ ] may recover [ ] of its costs in prosecuting jointly-owned Collaboration Patents
relating  primarily to the [            ] that claim such Licensed  Product.  In
the event that a party decides not to proceed with prosecuting an application for, or maintaining, a Collaboration Patent for which it is responsible under this Section 7.2, it shall give the other party [ ] days' notice before any relevant deadline and transmit all information reasonable and appropriate relating to such Collaboration Patent, and such other party shall have the right to pursue, at its own expense, prosecution of such application for, or maintenance of, such patent, in which event the party not pursuing such Collaboration Patent shall assign all of its rights in such patent to the other party.

         7.3 Infringement. The License Agreement shall provide for enforcement of the patents licensed to Allergan under such License Agreement and defense against third party claims of infringement, and such matters will be governed thereby. If any patent infringement matters arise with respect to this Agreement, the parties will discuss in good faith the manner in which they will proceed to address such issues.

         7.4 Trademarks. Each party shall obtain, own and enforce its own trademarks with respect to its own activities.

         7.5 Disclosure Of Inventions. SUGEN and Allergan will disclose promptly to each other all discoveries or inventions made hereunder, including discoveries or inventions made by consultants or contractors of SUGEN and Allergan pursuant to the Collaboration, prior to any public disclosure or filing of patent applications and allowing sufficient time for comment and review by the other party. Without limiting the foregoing, Allergan shall disclose to SUGEN promptly all compounds made by or on behalf of Allergan that are chemical modifications of Active Compounds. All compounds comprising Compound Inventions shall be included within the Collaboration Technology.

         7.6 Cross-Licenses Regarding Compound Inventions. SUGEN hereby grants Allergan an exclusive, world-wide license under SUGEN's rights in the Compound Inventions, and all Collaboration Patents claiming such Compound Inventions, solely for use in the Licensed Field. Allergan hereby grants SUGEN an exclusive option to obtain the exclusive, world-wide license under Allergan's rights in the Compound Inventions, and all Collaboration Patents claiming such Compound Inventions, solely for use outside the Licensed Field. Such option may be exercised in writing prior to the [ ] anniversary of the end of the Term of the Agreement, and such license shall be subject to SUGEN's agreement to pay Allergan a commercially reasonable royalty to be negotiated in good faith by the parties at the time SUGEN exercises such option.



                                       17.

                                                CONFIDENTIAL TREATMENT REQUESTED

8.       REPRESENTATIONS AND WARRANTIES

         8.1 Representations And Warranties. Each party represents to the other that:

                  (a) Corporate and Partnership Power. It is duly organized and validly existing under the laws of its state or country of incorporation or formation, and has full corporate or partnership power and authority to enter into this Agreement and to carry out the provisions hereof.

                  (b) Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action.

                  (c) Binding Agreement. This Agreement is legally binding upon it, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                  (d) Grant of Rights; Maintenance of Agreements. It has not, and will not during the term of this Agreement, grant any right to any third party which would conflict with the rights granted to the other party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements (including license agreements) and filings (including patent filings) necessary to perform its obligations hereunder.

                  (e) Validity. It is aware of no action, suit or inquiry or investigation instituted by or before any court or governmental agency which questions or threatens the validity of this Agreement or of any SUGEN Patent.

                  (f) Third Party Rights. It is aware of no third party patent right which would be infringed by its conduct of the Collaboration or commercialization of Active Compounds as contemplated hereby.

         8.2 SUGEN Representations and Warranties. SUGEN represents and warrants that:

                  (a) SUGEN owns or holds licenses to the SUGEN Patents and SUGEN Know-How and has sufficient rights and power to grant the licenses to Allergan which it purports to grant herein.

                  (b)      [
]



                                       18.

                                                CONFIDENTIAL TREATMENT REQUESTED

[
]
                  (c)      [



] and

         8.3 Disclaimer Concerning Technology. EXCEPT AS SET FORTH IN SECTIONS 8.1(f) AND 8.2 ABOVE, THE TECHNOLOGY AND INTELLECTUAL PROPERTY RIGHT PROVIDED BY EACH PARTY HEREUNDER IS PROVIDED "AS IS" AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, each party expressly does not warrant (i) the success of any study or test commenced under the Collaboration or (ii) the safety or usefulness for any purpose of the technology it provides hereunder.

         8.4 Disclaimer Concerning Library Compounds. EXCEPT AS SET FORTH IN SECTIONS 8.1(f) AND 8.2 ABOVE, THE SUGEN LIBRARY COMPOUNDS ARE PROVIDED BY SUGEN "AS IS" AND SUGEN EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, SUGEN expressly does not warrant (i) that any SUGEN Library compound it provides hereunder is free from any third party rights, except as otherwise provided in Sections 8.1(f) and 8.2, or (ii) the safety or usefulness for any purpose of any SUGEN Library compound it provides hereunder.

9.       CONFIDENTIALITY; PUBLICATION

         9.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement, unless the receiving party can demonstrate by competent proof that such Confidential Information:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;


                                       19.

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreements;

                  (d) was disclosed to the receiving party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

                  (e) was independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party.

         However, (a) and (e) shall not apply with respect to inventions of which ownership is transferred pursuant to Section 7.1 above. Such inventions shall be deemed to be the Confidential Information of the party to which they are assigned.

         9.2  Authorized  Disclosure.   Each  party  may  disclose  Confidential
Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:

                  (a) filing or prosecuting patents relating to Active Compounds or Licensed Products;

                  (b) regulatory filings;

                  (c) prosecuting or defending litigation;

                  (d) complying with applicable governmental regulations;

                  (e) conducting pre-clinical or clinical trials of Active Compounds or Drug Candidates; and

                  (f)   disclosure  to  Affiliates,   sublicensees,   employees,
consultants or agents who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9.

Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to this
Section 9.2, it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and use efforts to secure confidential treatment of such information at least as diligent as such party would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties will consult with each other and agree on the provisions of this


                                       20.

                                                CONFIDENTIAL TREATMENT REQUESTED

Agreement to be redacted in any filings made by the parties with the Securities and Exchange Commission or as otherwise required by law.

         9.3 Publications. Each party primarily responsible for a proposed publication relating to any activities conducted under the Collaboration and any Active Compound or Licensed Product, whether written or oral, shall at least [ ] days before presentation or submission of the proposed publication to a third party, subject such proposed publication to each member of the RMC for review in connection with obtaining or preserving patent rights and/or to determine whether confidential information should be modified or deleted. The RMC shall have [ ] in which to review each proposed publication. The review period may be extended for an additional [ ] days when the RMC provides a reasonable need for such extension, including, but not limited to the preparation and filing of pertinent patent applications. If after [ ] days, the other party has not provided the RMC and the publishing party with a valid request for extension of the review period, such publication shall be considered approved for submission for publication. By mutual agreement of the parties, this period may be further extended. The obligations under this Section 9.3 shall not apply to publications of marketing materials for a Licensed Product after its first commercial sale except where the proposed publication is reasonably related to obtaining or preserving patent rights.

10.      TERM AND TERMINATION

         10.1 Term Of The Agreement. This Agreement shall become effective upon the Effective Date and continue for a term (the "Term of Agreement") of five (5) years, or such different period if the Agreement is earlier terminated pursuant to Section 6.4, 10.2, 10.3 or 10.4 or is extended upon terms mutually agreeable to both parties

         10.2 Termination For Material  Breach.  Each party shall have the right
to terminate this Agreement after [           ] days prior written notice to the
other that the other party has committed a material breach of the Agreement, unless the other party cures the breach within such period of time, or, in the case that such breach cannot be cured within such period, the party continues to use diligent efforts to cure such breach until actually cured. All licenses granted to the non-breaching party under Section 5.1 of this Agreement shall survive such termination.

         10.3 Termination For Technical Failure. If after the end of the first [ ] months of the Research Term the parties have not identified a Validated Target, the RMC shall meet promptly after expiration of such [ ] month period to consider whether it is unlikely due to technical or scientific limitations that the parties will be able to identify a Drug Candidate under the Collaboration. The RMC shall notify the parties of such determination within
[         ] days after the  expiration of such [     ] month period.  If the RMC
determines that identification of a Drug Candidate is unlikely,  then thereafter
Allergan will be entitled to terminate the Agreement on [         ] days written
notice without further obligation, except for any payments owed SUGEN that accrued prior to such termination and for any obligations that survive as provided in Section 10.5.



                                       21.

                                                CONFIDENTIAL TREATMENT REQUESTED

         10.4     Termination By Allergan Without Cause. Prior to the end of the
Research Term, but not sooner than [                ] months after the Effective
Date, Allergan may terminate the Agreement without cause. Upon such termination,
(a) Allergan shall pay SUGEN an amount not to exceed [                ] required
to support SUGEN's research during the [
    ] year period following the effective date of such termination by Allergan, such amount to be calculated by [ ] but in no event beyond the end of the Research Term; and (b) Allergan shall grant to SUGEN the Grant- Back License and shall provide the covenant as set forth in Section 5.3, which shall be Allergan's only obligation to SUGEN with respect to any termination without cause under this Section 10.4; provided, however, that the foregoing shall not limit or constitute a waiver of any other right that SUGEN may have under law or equity in the event of material breach of this Agreement by Allergan.

         10.5 Accrued Rights, Surviving Obligations. Termination of this Agreement shall not affect any accrued rights of either party other than as may be provided in Section 10.2. The terms of Sections 5.3, 5.4, 5.5, 6.3, 7.1 through 7.4 (so long as a License Agreement shall remain in effect), Section 7.5 (for so long as necessary to comply therewith with respect to discoveries or inventions made prior to such termination), Sections 7.6, 9, 10 and 11 of this Agreement shall survive termination of this Agreement. Promptly after termination of this Agreement each party shall return or dispose of any Know-How of the other in the accordance with the instructions of the other, including without limitation any compounds, assays or other biological or chemical materials.

11.      INDEMNITY

         11.1 Indemnification. Each party hereby agrees to save, defend and hold the other party and its directors, officers, employees, and agents harmless from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees (collectively, "Claims") for damage to persons or property resulting directly or indirectly from actions in connection with the Collaboration by the indemnifying party, its Affiliates, agents or sublicensees, but only to the extent such Claims result from the negligence or willful misconduct of the indemnifying party or its Affiliates, agents or sublicensees and do not result from the negligence of the party seeking indemnification.

         11.2 Control Of Defense. Any entity entitled to indemnification under this Article shall give notice to the indemnifying party of any Claims that may be subject to indemnification, promptly after learning of such Claim, and the indemnifying party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Claims made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claims.



                                       22.

12.      GOVERNING LAW; DISPUTE RESOLUTION

         12.1 Governing Law. This Agreement shall be governed by California law, excluding its choice of law rules.

         12.2 Legal Compliance. Within thirty days of the date hereof, the parties shall review in good faith and cooperate in taking such actions to ensure compliance of this Agreement with all applicable laws.

         12.3 Dispute Resolution. Except as provided in Section 2.5, in the event of any dispute, the parties shall refer such dispute to the CEO of SUGEN and the CEO of Allergan for attempted resolution by good faith negotiations within sixty (60) days after such referral is made. During such period of good faith negotiations, any applicable time periods under this Agreement shall be tolled. In the event such executives are unable to resolve such dispute within such sixty (60) day period, either party may invoke such other actions or remedies as may be available to it under applicable law.

         12.4 Jurisdiction And Venue. Except as provided in Sections 2.5 or 12.3 above, any claim or controversy arising out of or related to this Agreement or any breach hereof shall be adjudicated in the state and federal courts having jurisdiction over disputes arising in the State of California, and the parties hereby consent to the jurisdiction and venue of such court.

13.      GENERAL PROVISIONS

         13.1 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, Federal Express or DHL, addressed to the signatory to whom such notice is required or permitted to be given and transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or faxed.

         All notices to Allergan shall be addressed as follows:

                  Vision Pharmaceuticals L.P.
                  c/o Allergan, Inc.
                  2525 Dupont Drive
                  Irvine, CA 92623
                  Attn:  Executive Vice President, Research and Development
                  Fax:  (714) 246-6987

         with a copy to:

                  Allergan, Inc.
                  2525 Dupont Drive
                  Irvine, CA 92623
                  Attn:  Allergan General Counsel
                  Fax: (714) 246-4774


                                       23.

         All notices to SUGEN shall be addressed as follows:

                  SUGEN, INC.
                  515 Galveston Drive
                  Redwood City, CA 94063 4720
                  Attn: President
                  Fax: (415) 369-0741

         with a copy to:

                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, California  94306
                  Attn:  Brian C. Cunningham, Esq.
                  Fax:  (415) 857-0663

         Any party may, by written notice to the other, designate a new address or fax number to which notices to the party giving the notice shall thereafter be mailed or faxed.

         13.2 Force Majeure. No party shall be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the party claiming excuse uses its best efforts to overcome the same.

         13.3 Entirety Of Agreement. This Agreement embodies the entire, final and complete agreement and understanding between the parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each party.

         13.4 Non Waiver. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

         13.5 Disclaimer Of Agency. Neither party is, or will be deemed to be, the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

         13.6 Severability. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either SUGEN or Allergan deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and


                                       24.

effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original intent.

         13.7 Affiliates; Assignment. Except as otherwise provided herein, neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld; provided, however, that either party may assign this Agreement to any of its Affiliates or to any successor by merger or sale of substantially all of its business unit to which this Agreement relates in a manner such that the assignor will remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement shall be binding upon the successors and permitted assigns of the parties. Any attempted delegation or assignment not in accordance with this Section 13.7 shall be of no force or effect. Notwithstanding the foregoing provisions of this Section 13.7, [
     ]

         13.8 Headings. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting.

         13.9 Limitation Of Liability. No party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any party.

         13.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

         13.11 Public Disclosure. Except for such disclosure as is deemed necessary, in the reasonable judgment of a party, to comply with applicable laws or regulations, no announcement, news release, public statement, publication, or presentation relating to the existence of this Agreement, or the terms hereof, will be made without the other party's prior written approval, which approval shall not be unreasonably withheld. The parties agree that they will use reasonable efforts to coordinate the initial announcement or press release relating to the existence of this Agreement in the form attached as Exhibit F, so that such initial announcement or press release by each is made contemporaneously.

         13.12 Guarantee. Allergan, Inc. guarantees the performance of each obligation of Vision Pharmaceuticals, L.P. under this Agreement, whether or not Allergan, Inc. has received any notice which is to be provided to Vision Pharmaceuticals, Inc. pursuant to this Agreement.




                                       25.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

SUGEN INC.                              VISION PHARMACEUTICALS L.P.
                                        Texas limited partnership, dba Allergan, by Allergan General, Inc., its general partner



By:  /s/ Stephen Evans-Freke             By:  /s/ Francis R. Tunney
     -------------------------------          -------------------------------
Name:    Stephen Evans-Freke             Name:        Francis R. Tunney, Jr.
     -------------------------------          -------------------------------
Title:   Chairman of the Board & CEO     Title:       Secretary
     -------------------------------          -------------------------------


Guarantee of performance by:

ALLERGAN, INC.



By:
     -------------------------------
Name:
     -------------------------------
Title:
     -------------------------------



                                       26.

                                    EXHIBIT A

                              ALLERGAN BIOMATERIALS



[




                                ]

                                    EXHIBIT B

                            FORM OF LICENSE AGREEMENT

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (the "Agreement") is made and entered into as of _____________, 199__ (the "Effective Date") by and between SUGEN, INC., a Delaware corporation ("SUGEN"), VISION PHARMACEUTICALS, L.P., a Texas Limited Partnership ("Allergan"), with a headquarters at 2525 Dupont Drive, Irvine, California 90723, and Allergan, Inc., a Delaware corporation, solely as a guarantor of the performance under this Agreement by Vision Pharmaceuticals, L.P.

                                    RECITALS

         WHEREAS, SUGEN and Allergan have entered into a Collaboration Agreement dated as of October ___, 1996 (the "Collaboration Agreement"); and

         WHEREAS, the parties have jointly engaged in research, discovery and preclinical investigations on certain compounds potentially useful for inhibiting neovascularization relating to ophthalmic diseases, and Allergan has selected certain of such compounds as Drug Candidates, as defined in the Collaboration Agreement; and

         WHEREAS, Allergan intends to file an IND with respect to one or more of such Drug Candidates and to commence clinical development with the intention of obtaining regulatory approval of at least one such compound as a Licensed Product for commercialization;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained herein, the parties agree as follows:

1.   Definitions

         As used herein, the following capitalized terms shall have the following meanings:

         1.1  "Active   Compound"  shall  have  the  meaning   ascribed  in  the
Collaboration Agreement.

         1.2 "Advertising and Promotion" means the promotion of Licensed Products through any means, including without limitation, television advertisements, advertisements appearing in journals, newspapers, magazines or other media, including direct mail, seminars and conventions, product samples, promotional literature, visual aids, three dimensional promotional items, and other selling materials, hospital formulary presentations, presentations to state and other governmental formularies, and symposia and leader development activities.

         1.3 "Advertising and Promotion Cost" means actual direct costs incurred for Advertising and Promotion.

                                       1.

         1.4 "Affiliate" shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include without limitation any company fifty percent (50%) or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock of a party.

         1.5 "Allowable Expenses" shall mean, with respect to any particular Licensed Product, the sum of Manufacturing Costs, Financing Cost Allowance, Advertising and Promotion Costs, Selling Expenses, Third Party Contract Costs, Third Party Royalties, Post-Marketing Study Costs.

         1.6 "Back-Up Compounds" shall have the meaning ascribed in the Collaboration Agreement. Back-Up Compounds shall be listed on Exhibit B attached hereto, which Exhibit shall be updated and amended from time to time to the extent Allergan selects additional Back-Up Compounds for other Drug Candidates or substitutes new Back-Up Compounds for existing Back-Up Compounds pursuant to the Collaboration Agreement.

         1.7 "Collaboration Agreement" shall mean the Collaboration Agreement entered into by and between SUGEN and Allergan as of October ___, 1996.

         1.8 "Collaboration Know-How" shall have the meaning ascribed in the Collaboration Agreement.

         1.9 "Collaboration Patents" shall have the meaning ascribed in the Collaboration Agreement.

         1.10 "Collaboration Royalties" shall mean those royalties payable to SUGEN for Licensed Products under Section 4.1 of this Agreement, or which are reimbursed by Allergan to SUGEN for the payment of royalties to Third Parties for sales of Licensed Products.

         1.11 "Collaboration Technology"67 shall have the meaning ascribed in the Collaboration Agreement.

         1.12 "Confidential Information"67 shall mean each party's confidential information, inventions, know how or data disclosed pursuant to this Agreement or the Collaboration Agreement, including without limitation technical, business development manufacturing, marketing, financial, personnel and other business information and plans, and the terms of this Agreement, whether in oral, written, graphic or electronic form.

         1.13 "Development Costs" means all direct and indirect costs allocable to any particular Drug Candidate calculated as set forth on Exhibit C.

                                       2.

         1.14 "Drug Candidate" shall have the meaning ascribed in the Collaboration Agreement. Drug Candidates shall be listed on Exhibit B attached hereto, which Exhibit shall be updated and amended from time to time to the extent Allergan selects additional Drug Candidates, or substitutes new Drug Candidates for existing Drug Candidates, as permitted under the Collaboration Agreement.

         1.15 "Field" shall mean the treatment or prevention of ophthalmic diseases.

         1.16 "Financing Cost Allowance" shall mean, with respect to Allergan's costs associated with sales of Licensed Products, Allergan's financing cost allowance calculated using the prime rate of the Bank of America for the reporting period and the average investment during the period in accounts receivable from sales of and inventories of Licensed Products.

         1.17 "IND" shall mean an Investigational New Drug Application filed with the United States Food and Drug Administration, or the equivalent application or filing necessary to commence human clinical trials in another country, as applicable.

         1.18 "Licensed Know-How" shall mean all SUGEN Know-How and SUGEN's interest in Collaboration Know-How that is necessary or useful to the manufacture, use, sale, offer for sale or import of Licensed Products, including without limitation all information obtained from screening activities in the course of the work conducted under the Collaboration Agreement.

         1.19 "Licensed Patents" shall mean all SUGEN Patents and all Collaboration Patents that would be infringed by the manufacture, use, sale, offer for sale or import of Licensed Products, but for the license granted herein, all of which shall be listed on Exhibit A hereto, as amended from time to time.

         1.20 "Licensed Product" shall mean a pharmaceutical product containing a Drug Candidate or a Back-Up Compound therefor, which product has received Regulatory Approval for commercial marketing and sale for use in the Field, and including all formulations, line extensions, or modes of administration thereof.

         1.21 "Licensed Technology" shall mean the Licensed Patents and the Licensed Know-How.

         1.22 "Manufacturing Costs" shall mean, with respect to Licensed Products sold during a particular quarter: (a) the actual costs of manufacturing and packaging the Licensed Products, consisting of the cost of all raw materials and components, the direct labor costs associated with such manufacturing and packaging, including fully allocated benefits for such direct labor costs and allocated overhead costs associated with such manufacturing and packaging, and
(b) costs of handling and  distribution  within  Allergan

                                       3.

                                                CONFIDENTIAL TREATMENT REQUESTED

or its Affiliates (but not including shipping or freight charges deducted under the Net Sales calculation for Licensed Products), all in accordance with generally accepted accounting principles consistently applied.

         1.23 "Net Sales" shall mean, with respect to a Licensed Product, the amount billed for sales of such Licensed Product to Third Parties less the following items, as allocable to such product: [



                                            ]

         1.24 "NDA" shall mean a New Drug Application filed with the United States Food and Drug Administration, the equivalent community application filed in the European Union, or the equivalent application filed as a national application in Japan, the United Kingdom, France, Germany, Spain or Italy.

         1.25 "Option Market" shall mean the countries listed in Exhibit D.

         1.26 "Post-Marketing Study Costs" shall mean direct costs which are associated with but not limited to regulatory, medical, product surveillance, and pharmacoeconomic studies for a Licensed Product at any time following Regulatory Approval of such Licensed Product and any Phase IIIb studies conducted prior to Regulatory Approval.

         1.27 "Profit" shall mean, with respect to any particular Licensed Product, Net Sales less the following items, as allocable to such Licensed
Product: (i) Allowable Expenses and (ii) Collaboration Royalties.

         1.28 "Profit Share Option" shall have the meaning ascribed in Section 5.1.

         1.29 "Regulatory Approval" shall mean any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of any country, federal, state or local regulatory agency, department, bureau or other government entity that is necessary for the manufacture, use, storage, import, transport and/or sale of a Licensed Product in a country.

         1.30 "Selling Expenses" shall mean allocated direct costs of the sales force that sells a particular Licensed Product, and including training, sales bulletins and price lists and other communications, sales meetings, contract specialty force, consultants, call reporting and other monitoring/tracking costs, district and regional sales management, home office personnel who are significantly dedicated to such Licensed Product (such as product manager, advertising promotion manager and market research specialist) and other ancillary services, all of the foregoing only to the extent directly allocable to activities relating to the marketing or selling of such Licensed Product.

                                       4.

         1.31  "SUGEN   Know-How"  shall  have  the  meaning   ascribed  in  the
Collaboration Agreement.

         1.32  "SUGEN   Patents"   shall  have  the  meaning   ascribed  in  the
Collaboration Agreement.

         1.33 "Third Party" shall mean any person or entity other than Allergan and SUGEN, and their respective Affiliates.

         1.34 "Third Party Contract Costs" shall mean costs charged by a Third Party to Allergan for the performance of services related to the manufacturing, marketing, sale or distribution of Licensed Products.

         1.35 "Third Party Royalties"2 means royalties payable by Allergan to a Third Party in respect of the sale of Licensed Products.

         1.36 "Valid  Claim" shall mean a claim in an issued,  unexpired  patent
that  has  not  been  held  invalid  or   unenforceable  in  an  unappealed  and
unappealable judgment of a court of competent jurisdiction.

2.   Licenses

         2.1 License to Allergan.2 Subject to the other provisions of this Agreement, SUGEN hereby grants to Allergan the following rights and licenses:

                  (a) an exclusive, world-wide royalty-free license under the Licensed Technology to make and to use Drug Candidates and Back-Up Compounds therefor, in order to conduct pre-clinical and clinical development of such compounds in order to obtain Regulatory Approval for use in the Field as Licensed Products;

                  (b) an exclusive, world-wide, royalty-bearing license under the Licensed Technology, to make, have made, use, sell, offer for sale, and import Licensed Products.

         2.2 Sublicensing. Allergan shall have the right to sublicense the rights granted by SUGEN in Section 2.1 to (i) Affiliates, (ii) to third parties in countries in the Option Market, during the term of the Profit Share Option granted in Section 5.1, or after SUGEN's exercise of such option, with the approval of SUGEN, which shall not be unreasonably withheld, and (iii) to third parties in countries in the Option Market after the term of the option granted in Section 5.1, if SUGEN does not exercise such Profit Share Option, and all countries outside the Option Market, upon notice to SUGEN. Each such sublicense shall be on terms substantially consistent with those provided in this Agreement.

                                       5.

                                                CONFIDENTIAL TREATMENT REQUESTED

         2.3 Due Diligence. Allergan shall devote the same degree of attention, resources and diligence to its efforts to develop, manufacture, market and sell Licensed Products as it devotes to its other compounds of equivalent economic potential. In the event that Allergan does not file an IND covering a Drug Candidate or a Back-Up Compound therefor [ ] after Allergan designates such Drug Candidate, then such Active Compound and all Back-Up Compounds relating to such compound shall no longer be Drug Candidates, and Allergan shall surrender all rights to such compounds under this Agreement and the Collaboration Agreement.

         2.4 Obligation to Inform. Allergan agrees to keep SUGEN fully informed on a reasonable basis of the development and commercialization of all Licensed Products, including but not limited to providing periodic written updates on the progress of each filing for Regulatory Approval.

3.   PRODUCT DEVELOPMENT; MANUFACTURE AND SUPPLY

         3.1   Development of Drug Candidates By Allergan.

                  (a) Product Development. Allergan shall be responsible for preparing and providing to SUGEN a Development Plan for each Drug Candidate (or Back-Up Compound, if in development) selected by Allergan for development pursuant to Section 4.5 of the Collaboration Agreement and licensed hereunder. Allergan shall be responsible for funding and performing the Development Plan world-wide. Allergan agrees to use commercially reasonable efforts to conduct each such Development Plan in order to obtain Regulatory Approval of Licensed Products.

                  (b)  Disclosure  of Study Data.  Allergan  will provide  SUGEN
reports  at  least  [               ]  summarizing  all  preclinical,  clinical,
regulatory, commercial and other information, protocols, procedures, results and communications that result from the activities under the Development Plan or that otherwise relate to development efforts conducted by or on behalf of Allergan or its Affiliates with respect to Drug Candidates and Back-Up Compounds. In each such report, Allergan shall provide SUGEN a description of
the progress made during the [        ] towards obtaining Regulatory Approval of
Licensed  Products and the plans for the [       ].  In addition,  Allergan will
meet with SUGEN at least once every [        ] to discuss  results and  progress
of Allergan's development efforts hereunder, and will give reasonable consideration to any comments and suggestions from SUGEN regarding such results or efforts.

   3.2 Manufacture and Supply by Allergan. Allergan will be responsible for providing at its own expense the supply of all Drug Candidate and Back-Up Compounds

                                       6.

                                                CONFIDENTIAL TREATMENT REQUESTED

necessary  for   preclinical  and  clinical  development  of  Licensed  Products and all Licensed Products necessary for commercialization worldwide.

4.   PAYMENTS

         4.1 Royalties. Allergan shall pay SUGEN a royalty of [ ] on world-wide Net Sales by Allergan, its Affiliates or its sublicensees. For Net Sales in a country in which: (i) no Valid Claim of a Licensed Patent exists, and
(ii) there is no claim in a pending patent application included in the Licensed Patents in such country covering the Licensed Product (with any application which has been filed for more than [ ] without issuance being no longer deemed "pending"), and (iii) [

                                     ] then the payments due to SUGEN under this
Section 4.1 with respect to the Net Sales in such country at such time shall be [ ] In the event Valid Claims covering the Licensed Product are established or reestablished in such country, or any [
                         ] the  payments  due to SUGEN with respect to Net Sales
after such date under this Section 4.1 shall revert to the full percentage set forth above.

         4.2 Reimbursement of Royalties Due to Third Parties. In addition to the royalty obligation under Section 4.1, Allergan will reimburse SUGEN all royalties paid by SUGEN to ArQule on Licensed Products sold by Allergan in any country, such reimbursement by Allergan not to exceed a total of [ ]. SUGEN will provide to Allergan the information reasonably necessary to determine such third party royalties, and such royalties shall be paid at the same time as and in addition to the royalty payments made under Section 4.1.

         4.3 Credit of Milestone Payments. Commencing with the [ ] calendar quarter after the calendar quarter in which the first royalty-bearing sale of a Licensed Product occurs in any country, Allergan may credit against royalties otherwise due SUGEN under Section 4.1 of this Agreement an amount equal to [ ] of the total amounts of payments for milestones [ ] paid by Allergan to SUGEN pursuant to Section 6.3 of the Collaboration Agreement (the "Creditable Amount"); provided, however, that the amount so credited in any calendar quarter shall not exceed [ ] of the royalties otherwise payable for such quarter by Allergan under Section 4.1 of this Agreement across all Licensed Products, and further provided that the aggregate amount so credited shall not exceed the Creditable Amount.

         4.4 Period of Royalty Obligation.  The royalty obligation under Section
4.1 shall commence on the date of first commercial sale of a Licensed Product in a country and shall expire, on a product-by-product and country-by-country basis, upon the later of:

                                                CONFIDENTIAL TREATMENT REQUESTED

(a) the last to expire patent containing a Valid Claim that covers the manufacture, use, sale, offer for sale or import of such Licensed Product in a country, or (b) the date that is [ ] after the date of first commercial sale of such Licensed Product in such country.


         4.5 Credit for Certain Patent Costs. Allergan may credit against royalties otherwise due SUGEN under Section 4.1 of this Agreement an amount equal to [ ] of the total amounts expended by Allergan, pursuant to Section
7.2  of  the  Collaboration   Agreement,   in  prosecuting  those  jointly-owned
Collaboration  Patents  relating  primarily to the [            ] (as defined in
the Collaboration Agreement) that claim the manufacture, use or sale of Licensed Products being sold by Allergan or its Affiliates or sublicensees; provided, however, that the total of the amount so credited plus amounts credited under Sections 4.3 and 7.4(c) in any calendar quarter shall not exceed [ ] of the royalties otherwise payable for such quarter by Allergan under Section 4.1 of this Agreement across all Licensed Products.

5.   PROFIT SHARING

         5.1 Profit Share Option.2 Allergan hereby grants SUGEN an option (the "Profit Share Option"), exercisable as provided below, to pay Allergan a share of the Development Costs of developing Licensed Products in the Option Market, in order to obtain the right to a share in the Profits derived from sales of Licensed Products in the Option Market. In order to evaluate the Profit Share Option, Allergan shall give SUGEN written notice as soon as practicable after completion of Phase I that Allergan intends in good faith to commence the first Phase II (or equivalent) clinical trial on a Drug Candidate or Back-Up Compound in the Option Market. Such notice shall include details about the plans and reasonably expected Development Costs for obtaining Regulatory Approval of such Drug Candidate as a Licensed Product for sale in the Option Market. Allergan and SUGEN shall exchange sales projections and any available marketing analyses then in their possession for such Licensed Products in the Option Market. Such Development Costs, sales projections and market analyses shall be provided without warranty. If SUGEN elects to exercise the Profit Share Option, SUGEN shall provide Allergan written notice of such exercise within [ ] after the date of receipt of such notice from Allergan, and the parties shall proceed as set forth below.

         5.2 Commitment to Pay Development Costs. If SUGEN exercises the Profit Share Option, SUGEN agrees to pay Allergan for [ ] of the Development Costs for the Option Market. Within [ ] days after the end of a particular calendar quarter, Allergan shall provide SUGEN a report and invoice setting forth a summary of the Development Costs incurred in such quarter and the amount equal to SUGEN's share hereunder of such costs, and an updated Development Plan and the budget for the

                                       8.

                                                CONFIDENTIAL TREATMENT REQUESTED

remaining  period of  development.  SUGEN shall make  payment to Allergan of its
share of such Development Costs within [     ] days of receipt of such invoice.

         5.3 Right to Share of Profits. If SUGEN has made payment of all amounts of its share of the Development Costs, Allergan shall pay SUGEN an amount equal to [ ] of the Profits resulting from sales of Licensed Product in [ ] and [ ]of the Profits from sales of Licensed Product in all other countries of the Option Market. Notwithstanding the foregoing, on a country-by-country basis in each country of the Option Market where a Valid Claim exists, commencing on the date (the "Limitation Date") that is [ ] prior to the expiration of the last to expire of the patents for the Licensed Technology that have issued in a particular country in the Option Market covering the Licensed Product, the amount of the Profit that SUGEN shall be paid based on sales of such Licensed Products in such country after the applicable Limitation Date shall not exceed, as a percentage basis of the Net Sales attributable to such sales of Licensed Products, the percentage that is represented by [

   ] divided by (b) [ ] during such quarter. For illustrative purposes, such calculation of SUGEN's share of the Profits for sales of Licensed Products made after the Limitation Date in a particular country in the Option Market shall not exceed, for a particular quarter:

[
                                                                               ]

         where "prior" quarter means the full calendar quarter just prior to the Limitation Date.

         5.4 Payment of Share. Within [ ] after the end of a particular calendar quarter, Allergan shall provide SUGEN a report and statement setting forth a summary of the total Net Sales of Licensed Products in the Option Market during such quarter and a summary of the items deducted from the Net Sales, as provided in Section 1.24, in calculating the Profit on such Licensed Products sales in the Option Market. Such calculations shall be broken into detail with respect to [ ] as one territory, and the rest of the Option Market as the other territory, and the statement shall indicate the total amount owed SUGEN as its share of such Profit, based on the above share calculation. Allergan shall make payment to SUGEN of its share of such Profits at the same time as providing such report, but in no event later than [ ] after the end of the applicable quarter.

         5.5 Right to Terminate Funding. At any time, SUGEN shall have the right to terminate its funding obligation under Section 5.2 on [ ] written notice, and in the event of such termination SUGEN shall not be entitled to any share of Profits or to any refund of Development Costs paid by SUGEN.

                                       9.

                                                CONFIDENTIAL TREATMENT REQUESTED

6.   PAYMENT: RECORD; AUDIT

6.1 Payments; Reports. All amounts payable to SUGEN under this Agreement shall be paid in U.S. dollars. The royalty obligation under Section 4.1 shall accrue at the time of sale of the Licensed Products to a third party. Royalty obligations that accrue during a particular quarter, shall be paid within [ ] after the end of each calendar quarter, and other payments owing shall be made as specified herein. Each payment of royalties and amounts due to SUGEN under Sections 4.1 and 4.2 shall be accompanied by a statement of the amount of Net Sales during such period on a product-by-product and country-by-country basis, and all other information necessary to determine the appropriate amount of such payments, and any additional information or reports required under the Agreement.

         6.2 Exchange Rate. The rate of exchange to be used in computing the amount of currency equivalent in United States dollars due SUGEN shall be made at the period end rate of exchange quoted on the last business day of the royalty period in the Wall Street Journal.

6.3 Records and Audit. During the term of this Agreement and for a period of [ ] years thereafter, Allergan shall keep complete and accurate records pertaining to the sale or other disposition of the Licensed Products commercialized by it, in sufficient detail to permit SUGEN to confirm the accuracy of all payments due hereunder and compliance with the covenant set forth in Section 2.3. SUGEN shall have the right to cause an independent, certified public accountant to audit such records to confirm Allergan's Net Sales, royalty payments, and, if applicable, calculation of Profits; provided, however, that such auditor shall not disclose Allergan's Confidential Information to SUGEN, except to the extent such disclosure is necessary to verify the amount of royalties and other payments due under this Agreement. Such audits may be exercised once a year, within [ ] years after the royalty or Profits period to which such records relate, upon notice to Allergan and during normal business hours. Any amounts shown to be owing by such audits shall be paid immediately with interest in the amount of [ ] per month (or the maximum amount permitted by law, if less) from the date first owed until paid. SUGEN shall bear the full cost of such audit unless such audit discloses a variance in the amounts paid by Allergan of more than [ ] from the amount of royalties and/or other payments actually owed. In such case, Allergan shall bear the full cost of such audit. The terms of this Section shall survive any
termination or expiration of this Agreement for a period of [     ] years.

         6.4 Withholding of Taxes. Any withholding of taxes levied by tax authorities outside the United States on the payments hereunder shall be borne by SUGEN and deducted by Allergan from the sums otherwise payable by it hereunder for payment to the proper tax authorities on behalf of SUGEN. Allergan agrees to cooperate with SUGEN in

                                      10.

the event SUGEN claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing receipts of payment of such withheld tax or other documents reasonably available to Allergan. If in the opinion of either party the provisions of this Section become extremely burdensome, the parties agree to meet and discuss such other options as may be available to them.

         6.5 Blocked Currency. In each country where the local currency is blocked and cannot be removed from the country, at the election of Allergan, royalties accrued in that country may be paid to SUGEN in the country in local currency by deposit in a local bank designated by SUGEN.

         6.6 Non-Monetary Consideration. In the event Allergan or its Affiliates or sublicensees receives any non-monetary consideration in connection with the sale or other commercial transfer of Licensed Products, Allergan's royalty and, if applicable, reimbursement obligations to SUGEN under Articles 3, 4 and 5 shall be based on the monetary value of such other consideration. In such case, Allergan shall disclose the terms of such arrangement to SUGEN and the parties shall endeavor in good faith to agree on such monetary value.

7.   OWNERSHIP; PATENTS

         7.1 Ownership. Allergan acknowledges and agrees that SUGEN is and shall remain the sole owner of the SUGEN Technology and SUGEN's interest in the Collaboration Technology and that Allergan has no rights therein other than the license rights specifically granted herein or as may be granted by the Collaboration Agreement.

         7.2 Patents. Provision is made in the Collaboration Agreement for the ownership, filing, prosecution and maintenance of Collaboration Patents, SUGEN Patents and Allergan Patents and such matters shall be governed thereby.

         7.3   Infringement of Licensed Patents by Third Parties.67

                  (a) Notice. Each party shall promptly notify the other in writing of any alleged or threatened infringement of the Licensed Patents which may adversely impact the rights of the parties hereunder, of which it becomes aware.

                  (b) Cooperation. Both parties to this Agreement agree that neither will notify a Third Party (except for the parties' outside litigation counsels) of the infringement of any of the Licensed Patents by a third party in the Field without first obtaining the consent of the other party, which consent shall not be unreasonably denied. Both parties shall use their best efforts in cooperating with each other to terminate such infringement without litigation, with each party being responsible for the payment of its

                                      11.

                                                CONFIDENTIAL TREATMENT REQUESTED

own out-of-pocket costs (including legal costs) relating thereto. Any monetary settlement reached shall, after reimbursement of both parties for such out-of-pocket costs, be divided between the parties in accordance with their economic interests as directly related to the profitability of the Licensed Products.

                  (c) Enforcement Action. In the event that any alleged or threatened infringement of the Licensed Patents by a third party in the Field cannot be terminated without litigation, Allergan shall have the first right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such Licensed Patent. In the event Allergan fails to institute an infringement suit or take other reasonable action in response to such infringement within ninety (90) days after notice in accordance with paragraph (a) above, SUGEN shall have the right, but not the obligation, upon thirty (30) days' notice to Allergan to institute such suit or take other appropriate action in its own name, the joint owner's name, or both. Regardless of which party brings such enforcement action, the other party hereby agrees to cooperate reasonably in any such effort, including, if required, bringing a legal action or furnishing a power of attorney. The party not bringing the action shall have the right to participate in such action at its own expense with its own counsel and any recovery obtained by settlement or otherwise shall be disbursed as follows: Each party shall first recover any reasonable expenses incurred in such action (including counsel fees).
Thereafter, the parties shall share any remaining recovery in accordance with their economic interests as directly related to the profitability of the product.

         7.4   INFRINGEMENT OF THIRD PARTY PATENT RIGHTS.

                  (a) Joint Strategy. In the event that the manufacture, use or sale of a Licensed Product becomes the subject of a claim of infringement of a patent, copyright or other proprietary right anywhere in the world, and without regard to which party is charged with said infringement, and the venue of such claim, the parties shall promptly confer to discuss the claim.

                  (b) Defense. Unless the parties otherwise agree, [ ] shall have the first right but not the obligation to assume the primary responsibility at its expense for the conduct of the defense of any such claim. [ ] shall have the right, but not the obligation, to participate in any such suit at its sole option and at its own expense. Each party shall reasonably cooperate with the party conducting the defense of the claim. Neither party shall enter into any settlement that affects the other party's rights or interests without such other party's written consent, not to be unreasonably withheld. If [ ] in its good faith, reasonable judgment determines that payment must be made to a third party (the "Third Party Payment") in order to avoid infringement of such
third party's patent, [     ] shall make such payment.

                                      12.

                                                CONFIDENTIAL TREATMENT REQUESTED

                  (c) Allergan Payment Credit. Allergan may credit against royalties otherwise due SUGEN under Section 4.1 of this Agreement an amount equal to [ ] of the sum of the following payments made or expenses incurred by [ ] (i) Third Party Payments, (ii) payments resulting from a final court order or settlement agreement entered into in good faith in connection with the disposition of a third party claim of infringement, and (iii) costs and expenses actually incurred in defending against a third party infringement claim; provided, however, that the amount so credited in any calendar quarter, together with any amount creditable for such quarter pursuant to Section 4.3 of this Agreement, shall not exceed [ ] of the royalties otherwise payable for such quarter by Allergan. Any amounts which Allergan is entitled to credit against royalties under this Section 7.4(c) shall be carried forward until all such amount have been credited.

         7.5 Patent Marking. Allergan shall mark, if necessary, all products manufactured, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws, as required.

8.   CONFIDENTIALITY

         8.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, each party agrees that, for the term of this Agreement and for five (5) years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement unless the receiving party can demonstrate by competent proof that such Confidential
Information:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of such Agreements;

                  (d) was disclosed to the receiving party, other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

                                      13.

                  (e) was independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party.

         8.2  Authorized  Disclosure.   Each  party  may  disclose  Confidential
Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:

                  (a)  filing  or  prosecuting   patents  relating  to  Licensed
Products;

                  (b) regulatory filings;

                  (c) prosecuting or defending litigation;

                  (d) complying with applicable governmental regulations;

                  (e) conducting pre clinical or clinical trials of Licensed Products; and

                  (f)   disclosure  to  Affiliates,   sublicensees,   employees,
consultants or agents who agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 8.

         Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to this
Section 8.2 it will, except where impracticable, give reasonable advance notice to the other party of such disclosure and endeavor in good faith to secure confidential treatment of such information. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. The parties will consult with one another and agree on the provisions of this Agreement to be redacted in any filings made by the parties with the United States Securities and Exchange Commission or as otherwise required by law.

9.   REPRESENTATIONS AND WARRANTIES

         9.1 Representations and Warranties. Each party represents and warrants that:

                  (a) Corporate or Partnership Power. It is duly organized and validly existing under the laws of its state or country of incorporation or organization, and has full corporate or partnership power, as applicable, and authority to enter into this Agreement and to carry out the provisions hereof.

                  (b) Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action, as applicable.

                                      14.

                                                CONFIDENTIAL TREATMENT REQUESTED

                  (c) Binding Agreement. This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                  (d) Grant of Rights; Maintenance of Agreements. It has not, and will not during this Agreement, grant any right to any third party which would conflict with the rights granted to the other party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements (including license agreements) and
filings   (including  patent  filings)  necessary  to  perform  its  obligations hereunder.

                  (e) Validity. It is aware of no action, suit or inquiry or investigation instituted by or before any court or governmental agency which questions or threatens the validity of this Agreement or of any SUGEN Patent.

                  (f) Third Party Rights. Other than as disclosed to the other Party, it is aware of no third party patent right that would be infringed by the commercialization of a Drug Candidate or Back-Up Compound as contemplated hereby.

         9.2 Sugen Representations and Warranties. SUGEN represents and warrants that it:

                  (a) owns or holds licenses to the SUGEN Patents and SUGEN Know-How and has sufficient rights and power to grant the licenses to Allergan which it purports to grant herein.

                  (b)      [





                                                                               ]
and

                  (c)      [




         ]

[

                                                                               ]
                                      15.

                                                CONFIDENTIAL TREATMENT REQUESTED

         9.3 SUGEN Disclaimer. EXCEPT AS SET FORTH IN SECTIONS 9.1(f) AND 9.2 ABOVE, THE LICENSED TECHNOLOGY IS PROVIDED "AS IS" AND SUGEN EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, SUGEN expressly does not warrant (i) the success of any development or clinical trial, study or test commenced by Allergan under this Agreement, or (ii) the safety or usefulness for any purpose of the Drug Candidates or the Licensed Technology.

         9.4 Allergan Disclaimer. EXCEPT AS SET FORTH IN SECTIONS 9.1(f)AND 9.2 ABOVE, ALLERGAN EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO. Without limiting the generality of the foregoing, Allergan expressly does not warrant
(i) the success of any development or clinical trial, study or test commenced by Allergan under this Agreement, or (ii) regulatory approval, product introduction, safety, usefulness or commercial success of any Licensed Product.

         9.5 SUGEN Grant of Rights. SUGEN has not, and will not during the term of this Agreement, grant any right to any third party which would directly conflict with and materially impair the rights granted to Allergan hereunder.

         9.6 SUGEN Right to Sublicense. SUGEN represents and warrants that it has all right, power and authority necessary to sublicense Allergan under rights licensed to SUGEN from third parties which are necessary for Allergan to exploit the Licensed Technology as contemplated in Section 2.1.

10.   INDEMNIFICATION

         10.1 Indemnification. Each party hereby agrees to save, defend and hold the other party and its agents and employees harmless from and against any and all suits,

                                      16.

                                                CONFIDENTIAL TREATMENT REQUESTED

claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees, other than claims for infringement as provided in Section 7.4, (collectively, "Claims") resulting directly or indirectly from actions by the indemnifying party, its Affiliates, agents or sublicensees in connection with the manufacture, use or sale of Licensed Products, but only to the extent such Claims result from the negligence and willful misconduct of the indemnifying party or its employees and agents and only to the extent such Claims do not result from the negligence of the party seeking indemnification.

         10.2 Control of Defense. Any entity entitled to indemnification under this Article shall give written notice to the indemnifying party of any Claims that may be subject to indemnification, promptly after learning of such Claim, and the indemnifying party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Claims made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claims.

11.   TERM AND TERMINATION OF AGREEMENT

         11.1 Term. Except as provided under Section 11.2 below, (a) the term of this Agreement shall commence upon the Effective Date and shall expire on the expiration date of the last to expire royalty obligation or obligation to pay a share of Profit, and (b) upon expiration of this Agreement, Allergan shall have a fully paid, exclusive license to use any Licensed Know How to make, have made, use and sell Licensed Products for use within the Field, and a fully paid, nonexclusive license under SUGEN's interest in the Licensed Know-How for any other use within the Field.

         11.2 Termination for Material  Breach.  Each party shall have the right
to terminate the Agreement  after [       ] written notice to the other that the
other is in material breach of the Agreement, unless the other party cures the breach before the expiration of such period of time, or, in the case that such breach cannot be cured within such period, the party continues to use diligent efforts to cure such breach until actually cured. In addition, this Agreement shall terminate in the event the Collaboration Agreement is terminated pursuant to Section 5.3 thereof. Upon termination, all licenses granted to the non-breaching party shall survive and all licenses granted to the breaching party under the Agreement shall automatically terminate, but such termination shall not impair any other rights the non-breaching party may have at law or equity.

                                      17.

                                                CONFIDENTIAL TREATMENT REQUESTED

         11.3 Termination at Election of Allergan. Allergan may terminate this Agreement in its entirety at any time upon not less than [ ] days notice to SUGEN, without liability to SUGEN; provided, however, that after such termination Allergan shall not directly or indirectly make, have made, use, or sell any Licensed Products. Allergan may terminate this Agreement with respect to any Drug Candidate and/or Back-Up Compound at any time upon not less than [ ] notice to SUGEN, provided, however, that after such termination Allergan shall not directly or indirectly make, have made, use or sell any products incorporating such Drug Candidate or Back-Up Compound.

         11.4 Termination of Collaboration Agreement. This Agreement shall automatically terminate if the Collaboration Agreement terminates pursuant to the following sections of the Collaboration Agreement: Sections 5.3, 6.4, 10.2 due to Allergan's uncured material breach, 10.3 or 10.4.

         11.5 Accrued Rights; Surviving Obligations. Termination of this Agreement shall not affect any accrued rights of either party. The terms of Articles 7, 8, 10, 11 and 12 of this Agreement shall survive termination of this Agreement. Promptly after termination of this Agreement each party shall return or dispose of any Confidential Information and other know how of the other party in accordance with its instructions, including without limitation any compounds, assays or other biological or chemical materials.

12.   GOVERNING LAW; DISPUTE RESOLUTION

         12.1 Governing Law. This Agreement shall be governed by California law, excluding its choice of law rules.

         12.2 Dispute Resolution. In the event of any dispute, the parties shall refer such dispute to the Chief Executive Officer or President of each of SUGEN and Allergan for attempted resolution by good faith negotiations within thirty
(30) days after such referral is made during which time, any applicable statutes of limitations and/or time periods hereunder shall be tolled. In the event such officers are unable to resolve such dispute within such thirty (30) day period, either party may invoke the provisions of Section 12.3 below.

         12.3 Jurisdiction and Venue. Except as provided in Section 12.2 above, any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a state or federal court of general jurisdiction in the State of California, and the parties hereby consent to the jurisdiction and venue of such court.

                                      18.

13.   GENERAL PROVISIONS

         13.1 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, Federal Express or DHL addressed to the signatory to whom such notice is required or permitted to be given and transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or faxed.

         All notices to Allergan shall be addressed as follows:

                  Vision Pharmaceuticals, L.P.
                  c/o Allergan, Inc.
                  Attention: Vice President, Corporate Development 2525 Dupont Drive
                  Irvine, CA 92713
                  Fax:  (714) 246-4774

                  with a copy to:

                  Allergan, Inc.
                  Attention:  General Counsel
                  2525 Dupont Drive
                  Irvine, CA 92713
                  Fax:  (714) 246-4774

         All notices to SUGEN shall be addressed as follows:

                  SUGEN, INC.
                  515 Galveston Drive
                  Redwood City, CA 94063 4720
                  Attn: President
                  Fax: (415) 369-0741

                                      19.

                  with a copy to:

                  Cooley Godward L.L.P.
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, California  94306
                  Attn:  Brian C. Cunningham, Esq.
                  Fax:  (415) 857-0663

         Any party may, by written notice to the other, designate a new address or fax number to which notices to the party giving the notice shall thereafter be mailed or faxed.

         13.2 Compliance with Laws. Allergan and SUGEN shall review in good faith and cooperate in taking actions to ensure the compliance of this Agreement with all applicable laws. Allergan and SUGEN shall each provide the other party with such reasonable assistance as may be required for the party requesting such assistance to comply with all laws, ordinances, rules, regulations and the like of all governmental units or agencies having jurisdiction pertaining to this Agreement, including without limitation, obtaining all import, export and other permits, certificates, licenses or the like required by such laws, ordinances, rules, regulations and the like, necessary to permit the parties to perform hereunder and to exercise their respective rights hereunder.

         13.3 Force Majeure. No party shall be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the party claiming excuse uses its best efforts to overcome the same.

         13.4 Entirety of Agreement. This Agreement embodies the entire, final and complete agreement and understanding between the parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each party.

         13.5 Non Waiver. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

         13.6 Disclaimer of Agency. Neither party is, nor will be deemed to be, the legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or

                                      20.

                                                CONFIDENTIAL TREATMENT REQUESTED

implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

         13.7 Severability. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either SUGEN or Allergan deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original intent.

         13.8 Affiliates; Assignment. Except as otherwise provided herein, neither party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld; provided, however, that either party may assign this Agreement to any of its Affiliates or to any successor by merger or sale of substantially all of its business unit to which this Agreement relates in a manner such that the assignor will remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement shall be binding upon the successors and permitted assigns of the parties. Any attempted delegation or assignment not in accordance with this Section 13.8 shall be of no force or effect. Notwithstanding the foregoing provisions of this Section 13.8, [
                                                                               ]

         13.9 Headings. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting.

         13.10 Limitation of Liability. No party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any party.

         13.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

         13.12 English Language. This Agreement has been prepared in the English language and shall be construed in the English language.

         13.13 Public Announcement. Except for such disclosure as is deemed necessary, in the reasonable judgment of a party, to comply with applicable laws or regulations, no announcement, news release, public statement, publication or presentation relating to the existence of this Agreement, or the terms hereof, will be made without the other party's

                                      21.

prior written approval, which approval shall not be unreasonably withheld. The parties agree that they will use reasonable efforts to coordinate the initial announcement or press release relating to the existence of this Agreement so that such initial announcement or press release by each is made contemporaneously.

         13.14 Guarantee. Allergan, Inc. guarantees the performance of each obligation of Vision Pharmaceuticals, L.P. under this Agreement, whether or not Allergan, Inc. has received any notice which is to be provided to Vision Pharmaceuticals, Inc. pursuant to this Agreement.



         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.



SUGEN INC.                              VISION PHARMACEUTICALS, L.P., a
                                        Texas limited partnership, dba Allergan, by Allergan General, Inc., its general partner


By:                                     By:
     -------------------------------           ---------------------------------
Name:                                   Name:  Francis R. Tunney, Jr.
     -------------------------------           ---------------------------------
Title:                                  Title: Secretary
     -------------------------------           ---------------------------------


Guarantee of performance given by:


ALLERGAN, INC.



By:
     -------------------------------
Name:
     -------------------------------
Title:
     -------------------------------


                                      22.

                                                CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT A

                                LICENSED PATENTS

                            [                                                 ]


                                      23.

                                    EXHIBIT B

                      DRUG CANDIDATES AND BACKUP COMPOUNDS




                                      24.

                                                CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT C

                                DEVELOPMENT COSTS

[














                                                                               ]

                                      25.

                                                CONFIDENTIAL TREATMENT REQUESTED

[















                                                     ]


                                      26.

                                                CONFIDENTIAL TREATMENT REQUESTED

                   [












                          ]

                                      27.

                                                CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT D

                             OPTION MARKET COUNTRIES


                                                         [






                           ]

                                      28.

3                                               CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT C

                             EXISTING SUGEN PATENTS

                                     [     ]

                                                CONFIDENTIAL TREATMENT REQUESTED



[





                                            ]

                                                CONFIDENTIAL TREATMENT REQUESTED


[













                                                                       ]

                                                CONFIDENTIAL TREATMENT REQUESTED


[







                                                                       ]

                                                CONFIDENTIAL TREATMENT REQUESTED


                                    EXHIBIT D

                               EXCLUDED COMPOUNDS



The SUGEN compounds identified internally as:

         [

                    ]

                                    EXHIBIT E

                                  RESEARCH PLAN

                                                CONFIDENTIAL TREATMENT REQUESTED

[






                                                              ]

                                                CONFIDENTIAL TREATMENT REQUESTED


[









           ]

                                                CONFIDENTIAL TREATMENT REQUESTED

[











                                                              ]

                                                CONFIDENTIAL TREATMENT REQUESTED

[













                                                              ]

                                                CONFIDENTIAL TREATMENT REQUESTED

[













                           ]

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                         [









                                                                               ]

                                                CONFIDENTIAL TREATMENT REQUESTED

[








                                                                            ]

                                                CONFIDENTIAL TREATMENT REQUESTED

[












                                                                              ]

                                                CONFIDENTIAL TREATMENT REQUESTED

[











                                                                               ]

                                                CONFIDENTIAL TREATMENT REQUESTED

[















                                                                               ]

                                                CONFIDENTIAL TREATMENT REQUESTED

[











                                                                               ]

                                    EXHIBIT F

                                  PRESS RELEASE

For Immediate Release               SUGEN Contact:      Nina W. Ferrari
                                                        (415) 306-7700 (office)
                                                        IRDEPT@SUGEN.SF.CA.US

                                                        Burns McClellan, Inc.
                                                        Justin Jackson
                                                        (212) 505-1919

                                    Allergan Contact:   Jeff  D'Eliscu
                                                        (714)  246-4636 (office)
                                                        (714)  675-9475 (home)


               SUGEN AND ALLERGAN COLLABORATE TO FIGHT OPHTHALMIC
                      DISEASES WITH ANGIOGENESIS INHIBITORS

Redwood City, CA, Irvine, CA, October 8, 1996 -- SUGEN, Inc. (Nasdaq: SUGN) and Allergan, Inc. (NYSE: AGN) announced today that they have entered into an exclusive collaboration to identify, develop and commercialize novel pharmaceutical compounds utilizing SUGEN's proprietary small molecule signal transduction inhibition technology for the treatment of ophthalmic diseases.

During the course of the collaboration, Allergan will be SUGEN's exclusive corporate partner in the ophthalmic field and will have rights to all ophthalmic uses of collaboration products and technology worldwide. SUGEN will be responsible for identifying and validating novel signal transduction targets which contribute to ophthalmic diseases. SUGEN will also be responsible for assay design and identification of target specific lead compounds. Allergan will take responsibility for in vivo ophthalmic disease models and for preclinical, clinical and commercial development of all collaboration drug candidates. The collaboration will focus initially on the development of angiogenesis inhibitors for the treatment of ophthalmic neovascular diseases such as age-related macular degeneration and diabetic retinopathy.

Allergan will pay SUGEN a $2 million initial research payment and is purchasing $4 million of SUGEN Common Stock at $20.88 per share. Additionally, Allergan intends to purchase $3 million of SUGEN Common Stock at the market price of SUGEN's next equity offering. SUGEN will receive research and drug discovery funding for three years, as well as milestone payments and royalties on worldwide sales of any collaboration products. In addition, SUGEN will have the right to contribute to Phase II/III clinical development costs on each program, thereby earning participation in the profits from successful collaboration products in North America and Europe over and above its royalty entitlements.
                                     -more-

"Recent advances in our understanding of the signalling mechanisms involved in new blood vessel growth suggest that intervening against certain growth factor receptors and their associated signalling pathways may provide a promising approach to the development of novel angiogenesis inhibitors," commented Dr. Lester J. Kaplan, corporate vice president, Science and Technology of Allergan. "We believe that combining the technologies developed by SUGEN with Allergan's ophthalmic research provide the opportunity for defining the correct signal trasduction targets and for developing novel target-specific drugs to address major ophthalmic diseases."

"SUGEN is very pleased to be partnering with an industry leader in ophthalmology. Ophthalmic diseases represent a major area of opportunity for SUGEN's drug discovery platform, but clearly it did not make sense for SUGEN to bring in-house the preclinical, clinical and marketing expertise that are unique to drug development in ophthalmology. This collaboration will optimize the complementary strengths of both companies in this field." stated Stephen Evans-Freke, Chairman and CEO of SUGEN, Inc.

The retinal neovascularization associated with ophthalmic diseases, such as age-related macular degeneration and diabetic retinopathy, is a key contributor to vision loss. This neovascularization can be provoked when too little oxygen is available to the eye. The retina then becomes hypoxic (oxygen starved) and responds by secreting messenger proteins that trigger the sprouting of new blood vessels which can compromise vision quality and in severe cases lead to loss of sight. Macular degeneration in particular constitutes a patient population of over five million in North America, for whom there is no satisfactory therapy currently available.

Allergan, Inc., headquartered in Irvine, California, is a technology-driven, global health care company focused on specialty pharmaceutical products for specific disease areas that deliver value to customers, satisfy unmet medical needs and improve patients' lives.

SUGEN, Inc. is a biopharmaceutical company focusing on the development of new classes of small molecule drugs which interact in a specific manner with different members of the tyrosine kinase, tyrosine phosphatase and serine-threonine kinase families of signal transduction molecules, and their signalling pathways. These pathways are involved in a number of human diseases including cancer and diabetes, as well as disorders of the body's immune defenses and neurological systems. The Company has research and development collaborations with Zeneca and ASTA Medica, as well as two Collaborative Research and Development Agreements (CRADAs) with the National Cancer Institute.

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